Exhibit 99.4

Prenetics Limited

Consolidated Financial
Statements for the year ended
December 31, 2020

Please note the consolidate annual financial
statements are subject to change based on an
ongoing external audit.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

Consolidated statement of profit or loss and other comprehensive income for the year ended December 31, 2020

(Expressed in United States dollars unless otherwise indicated)

	Note	2020	2019
		$	$
Revenue	3	65,179,515	9,233,089

Direct costs		(38,834,696)	(6,517,795)

Gross profit		26,344,819	2,715,294

Other income and other net (loss)/income	4	(3,162,154)	3,117
Selling and distribution expenses		(6,492,635)	(4,769,971)
Research and development expenses		(3,025,756)	(2,809,223)
Administrative and other operating expenses		(16,853,741)	(12,991,901)

Loss from operations		(3,189,467)	(17,852,684)

Finance costs	5(a)	(59,567)	(69,390)
Share of loss of a joint venture		(1,133,321)	(2,576,842)

Loss before taxation	5	(4,382,355)	(20,498,916)

Income tax credit	6	1,937,558	677,474

Loss for the year		(2,444,797)	(19,821,442)

Attributable to:

Equity shareholders of the company		(2,420,601)	(19,768,232)
Non-controlling interests		(24,196)	(53,210)

Loss for the year		(2,444,797)	(19,821,442)
Loss per share	7
- Basic		(0.18)	(1.53)
- Diluted		(0.18)	(1.53)

The notes on pages [  ] to [  ] form part of these consolidated financial statements.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

Consolidated statement of profit or loss and other comprehensive income for the year ended December 31, 2020 (continued)

(Expressed in United States dollars unless otherwise indicated)

	2020	2019
	$	$
Loss for the year	(2,444,797)	(19,821,442)

Other comprehensive income for the year

Item that may be reclassified subsequently to profit or loss:
Exchange differences on translation of:
- financial statements of subsidiaries and joint venture outside Hong Kong	1,581,372	154,055

Total comprehensive income for the year	(863,425)	(19,667,387)

Attributable to:

Equity shareholders of the company	(839,229)	(19,614,177)
Non-controlling interests	(24,196)	(53,210)

Total comprehensive income for the year	(863,425)	(19,667,387)

The notes on pages [  ] to [  ] form part of these consolidated financial statements.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

Consolidated statement of financial position
at December 31, 2020

(Expressed in United States dollars unless otherwise indicated)

	Note	December 31, 2020	December 31, 2019	January 1, 2019
		$	$	$
Non-current assets

Property, plant and equipment	8	4,693,318	2,110,844	2,849,282
Intangible assets	9	24,095,500	6,270,277	7,068,169
Goodwill	10	3,993,007	3,854,199	3,735,282
Interest in joint venture	12	-	1,659,923	-
Deferred tax assets	6(c)	1,951,154	-	-
Other non-current assets	13	193,582	161,005	199,064

		34,926,561	14,056,248	13,851,797

Current assets

Inventories	14	4,497,577	547,854	963,540
Trade receivables	15	22,990,727	2,892,309	4,720,250
Deposits and prepayments	15	892,790	294,064	192,282
Other receivables	15	794,482	72,675	11,286
Amount due from a shareholder	20	106,179	101,997	98,920
Amount due from a joint venture	16	180,825	199,687	-
Tax recoverable		4,290	2	-
Cash and cash equivalents	17	14,489,880	11,521,505	18,781,873

		43,956,750	15,630,093	24,768,151

Current liabilities

Trade and other payables and deposit liabilities	18	22,366,436	5,659,899	1,187,577
Deferred consideration	19	1,304,588	-	-
Amounts due to shareholders	20	181,936	22,127	-
Contract liabilities	21	7,054,586	5,569,004	1,754,683
Lease liabilities	22	865,283	555,746	478,025
Convertible securities	23	15,346,113	-	-
Tax payable		1,410	96,300	140,614

		47,120,352	11,903,076	3,560,899

Net current (liabilities)/assets		(3,163,602)	3,727,017	21,207,252

Total assets less current liabilities		31,762,959	17,783,265	35,059,049

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

Consolidated statement of financial position
at December 31, 2020 (continued)

(Expressed in United States dollars unless otherwise indicated)

	Note	December 31, 2020	December 31, 2019	January, 1 2019
		$	$	$
Non-current liabilities

Lease liabilities	22	804,574	775,227	1,232,269
Amounts due to shareholders	20	-	155,332	173,623
Deferred tax liabilities	6(c)	-	-	669,867

		804,574	930,559	2,075,759

NET ASSETS		30,958,385	16,852,706	32,983,290

CAPITAL AND RESERVES	24

Share capital		53,240,604	45,691,346	45,691,346
Reserves		(22,204,813)	(28,785,430)	(12,708,056)

Total equity attributable to equity shareholders of the company		31,035,791	16,905,916	32,983,290
Non-controlling interests		(77,406)	(53,210)	-

TOTAL EQUITY		30,958,385	16,852,706	32,983,290

Approved and authorised for issue by the board of directors on.

Yeung Danny Sheng Wu	Tzang Chi Hung, Lawrence
Director	Director

The notes on pages [ ] to [ ] form part of these consolidated financial statements.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

Consolidated statement of changes in equity
for the year ended December 31, 2020

(Expressed in United States dollars unless otherwise indicated)

		Attributable to equity shareholders of the company
	Note	Share capital	Translation reserve (note 24 (c)(ii))	Other reserve (note 24(c)(iii))	Capital reserve (note 24(c)(i))	Accumulated losses	Sub-total	Non-controlling interests	Total
		$	$	$	$	$	$	$	$
At January 1, 2019		45,691,346	(967,804)	-	9,229,747	(20,969,999)	32,983,290	-	32,983,290

Changes in equity for the year:

Loss for the year		-	-	-	-	(19,768,232)	(19,768,232)	(53,210)	(19,821,442)
Other comprehensive income		-	154,055	-	-	-	154,055	-	154,055
Total comprehensive income		-	154,055	-	-	(19,768,232)	(19,614,177)	(53,210)	(19,667,387)

Equity-settled share-based transactions	25	-	-	-	3,536,803	-	3,536,803	-	3,536,803

Balance at December 31, 2019 and January 1, 2020		45,691,346	(813,749)	-	12,766,550	(40,738,231)	16,905,916	(53,210)	16,852,706

Changes in equity for the year:

Loss for the year		-	-	-	-	(2,420,601)	(2,420,601)	(24,196)	(2,444,797)
Other comprehensive income		-	1,581,372	-	-	-	1,581,372	-	1,581,372
Total comprehensive income		-	1,581,372	-	-	(2,420,601)	(839,229)	(24,196)	(863,425)

Equity-settled share-based transactions	25	-	-	-	2,098,381	-	2,098,381	-	2,098,381
Issuance of exchange loan notes	30	-	-	12,870,723	-	-	12,870,723	-	12,870,723
Shares issued upon conversion of exchange loan notes	30	7,549,258	-	(7,549,258)	-	-	-	-	-

Balance at December 31, 2020		53,240,604	767,623	5,321,465	14,864,931	(43,158,832)	31,035,791	(77,406)	30,958,385

The notes on pages [ ] to [ ] form part of these consolidated financial statements.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

Consolidated cash flow statement
for the year ended December 31, 2020

(Expressed in United States dollars unless otherwise indicated)

	Note	2020	2019
		$	$
Operating activities

Loss before taxation		(4,382,355)	(20,498,916)

Adjustments for:
Interest income	4	(8,043)	(15,506)
Depreciation	5(c)	1,292,472	1,124,072
Amortisation of intangible assets	5(c)	1,133,564	1,110,516
Finance costs	5(a)	59,567	69,390
Fair value loss on convertible securities	4	2,846,750	-
Net exchange losses	4	280,360	52,534
Impairment loss on interest in joint venture	4	570,704	-
Loss on disposal of property, plant and equipment		1,646	-
Share of loss of a joint venture		1,133,321	2,576,842
Equity-settled share-based payment expenses		2,098,381	3,536,803

		5,026,367	(12,044,265)
Changes in working capital:
(Increase)/decrease in inventories		(3,949,723)	415,686
(Increase)/decrease in trade receivables		(20,098,418)	1,827,941
Increase in deposits and prepayments and other receivables		(1,320,533)	(163,171)
Decrease/(increase) in amount due from a joint venture		18,862	(199,687)
(Increase)/decrease in other non-current assets		(32,577)	38,059
Increase in trade and other payables and deposit liability		16,706,537	4,472,322
Increase in contract liabilities		1,485,582	3,814,321

Cash used in operations		(2,163,903)	(1,838,794)

Income tax paid		(118,849)	(44,316)

Net cash used in operating activities		(2,282,752)	(1,883,110)

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

Consolidated cash flow statement
for the year ended December 31, 2020 (continued)

(Expressed in United States dollars unless otherwise indicated)

	Note	2020	2019
		$	$
Investing activities

Payment for purchase of property, plant and equipment		(2,862,902)	(259,178)
Proceeds from disposal of property, plant and equipment		10,890	-
Payment for purchase of intangible assets		(197,159)	(114,680)
Payment for acquisition of a subsidiary, net of cash acquired	17(d)	(2,929,533)	-
Increase in amount due from a shareholder		(4,182)	(3,077)
Investment in joint ventures		-	(4,236,765)
Proceeds from partial disposal of a subsidiary without loss of control		-	1
Interest received		8,043	15,506

Net cash used in investing activities		(5,974,843)	(4,598,193)

Financing activities

Capital element of lease rentals paid	17(b)	(610,926)	(503,585)
Interest element of lease rentals paid	17(b)	(49,400)	(64,107)
Interest paid		(654)	(5,283)
Proceeds from issuance of convertible securities	17(b)	12,499,363	-
Increase in amounts due to shareholders		4,477	3,836

Net cash generated from/(used in) financing activities		11,842,860	(569,139)

Net increase/(decrease) in cash and cash equivalents		3,585,265	(7,050,442)

Cash and cash equivalents at the beginning of the year		11,521,505	18,781,873

Effect of foreign exchange rate changes		(616,890)	(209,926)

Cash and cash equivalents at the end of the year		14,489,880	11,521,505

The notes on pages [ ] to [ ] form part of these consolidated financial statements.

  Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

Notes to the consolidated financial statements

(Expressed in United States dollars unless otherwise indicated)

1	Significant accounting policies

(a)	Statement of compliance

These financial statements have been prepared in accordance with all applicable International Financial Reporting Standards (“IFRSs”) issued by the International Accounting Standards Board (“IASB”), which collective term includes all applicable individual IFRSs, International Accounting Standards (“IASs”) and Interpretations issued by the IASB. These financial statements also comply with the applicable requirements of the Hong Kong Companies Ordinance. Significant accounting policies adopted by the group are disclosed below.

In previous periods these financial statements were prepared in accordance with all applicable Hong Kong Financial Reporting Standards (“HKFRSs”), which collective term includes all applicable individual Hong Kong Financial Reporting Standards, Hong Kong Accounting Standards (“HKASs”) and Interpretations issued by the Hong Kong Institute of Certified Public Accountants (“HKICPA”) and accounting principles generally accepted in Hong Kong. Although IFRSs have been fully converged with IFRSs in all material respects since January 1, 2005, these financial statements are the first issued financial statements in which the group makes an explicit and unreserved statement of compliance with IFRSs. Therefore, in preparing these financial statements management has given due consideration to the requirements of IFRS 1, First time Adoption of International Financial Reporting Standards. For this purpose the date of the group’s transition to IFRSs was determined to be January 1, 2019, being the beginning of the earliest period for which the group presents full comparative information in these financial statements.

With due regard to the group’s accounting policies in previous periods and the requirements of IFRS 1, management has concluded that no adjustments were required to the amounts reported under HKFRSs as at the date of transition to IFRSs or in respect of the year ended December 31, 2020.

The IASB has issued certain amendments to IFRSs that are first effective or available for early adoption for the current accounting period of the group. Note 1(c) provides information on any changes in accounting policies resulting from initial application of these developments to the extent that they are relevant to the group for the current and prior accounting periods reflected in these financial statements.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

1	Significant accounting policies (continued)

(b)	Basis of preparation of the consolidated financial statements

The consolidated financial statements for the year ended December 31, 2020 comprise the company and its subsidiaries (together referred to as “the group”) and the group’s interest in a joint venture.

The measurement basis used in the preparation of the consolidated financial statements is the historical cost basis, except that the following liabilities are stated at their fair value as explained in the accounting policies set out below:

-	convertible securities (see note 1(v)); and

-	derivative financial instruments (see note 1(x)).

As at December 31, 2020, the group’s current liability exceeded its current asset by $3,163,602. In February 2021, the company raised $5,000,000 by issuing convertible securities. All convertible securities of the company were converted in Series D Preferred Shares of Prenetics Group Limited on June 16, 2021 as disclosed in note 31 to the consolidated financial statements.

Management and the directors are of the view that the group has and will continue to have sufficient financial resources to meet its liabilities as and when they fall due and to enable the group to continue operations for the foreseeable future. Consequently, the directors have prepared the consolidated financial statements on a going concern basis.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

Judgements made by management in the application of IFRSs that have significant effect on the consolidated financial statements and major sources of estimation uncertainty are discussed in note 27.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

1	Significant accounting policies (continued)

(c)	Early adoption of amended standards

The following amendments to IFRSs have been early adopted and applied consistently throughout the periods presented:

•	Amendments to IFRS 3, Definition of a Business

•	Amendment to IFRS 16, Covid-19-Related Rent Concessions

The amendment to IFRS 16 does not have any material impact to the group’s consolidated financial statements. As for the amendments to IFRS 3, the group has elected to apply the concentration test to an acquisition during the year (see note 1(f)).

(d)	Subsidiaries and non-controlling interests

Subsidiaries are entities controlled by the group. The group controls an entity when it is exposed, or has rights, to variable returns from its involvement with the entity and has the ability to affect those returns through its power over the entity. When assessing whether the group has power, only substantive rights (held by the group and other parties) are considered.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

1	Significant accounting policies (continued)

An investment in a subsidiary is consolidated into the consolidated financial statements from the date that control commences until the date that control ceases. Intra-group balances, transactions and cash flows and any unrealised profits arising from intra-group transactions are eliminated in full in preparing the consolidated financial statements. Unrealised losses resulting from intra-group transactions are eliminated in the same way as unrealised gains but only to the extent that there is no evidence of impairment.

Non-controlling interests represent the equity in a subsidiary not attributable directly or indirectly to the company, and in respect of which the group has not agreed any additional terms with the holders of those interests which would result in the group as a whole having a contractual obligation in respect of those interests that meets the definition of a financial liability. For each business combination, the group can elect to measure any non-controlling interests either at fair value or at the non-controlling interests’ proportionate share of the subsidiary’s net identifiable assets.

Non-controlling interests are presented in the consolidated statement of financial position within equity, separately from equity attributable to the equity shareholders of the company. Non-controlling interests in the results of the group are presented on the face of the consolidated statement of profit or loss and the consolidated statement of profit or loss and other comprehensive income as an allocation of the total profit or loss and total comprehensive income for the year between non-controlling interests and the equity shareholders of the company.

Changes in the group’s interests in a subsidiary that do not result in a loss of control are accounted for as equity transactions, whereby adjustments are made to the amounts of controlling and non-controlling interests within consolidated equity to reflect the change in relative interests, but no adjustments are made to goodwill and no gain or loss is recognised.

When the group loses control of a subsidiary, it is accounted for as a disposal of the entire interest in that subsidiary, with a resulting gain or loss being recognised in profit or loss. Any interest retained in that former subsidiary at the date when control is lost is recognised at fair value and this amount is regarded as the fair value on initial recognition of a financial asset or, when appropriate, the cost on initial recognition of an investment in an associate or a joint venture (see note 1(e)).

In the company’s statement of financial position, investments in subsidiaries are stated at cost less impairment losses (see note 1(t)(ii)), unless the investment is classified as held for sale (or included in a disposal group that is classified as held for sale).

(e)	Joint ventures

A joint venture is an arrangement whereby the group or company and other parties contractually agree to share control of the arrangement, and have rights to the net assets of the arrangement.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

1	Significant accounting policies (continued)

An investment in a joint venture is accounted for in the consolidated financial statements under the equity method, unless it is classified as held for sale (or included in a disposal group that is classified as held for sale). Under the equity method, the investment is initially recorded at cost, adjusted for any excess of the group’s share of the acquisition-date fair values of the investee’s identifiable net assets over the cost of the investment (if any). The cost of the investment includes purchase price, other costs directly attributable to the acquisition of the investment, and any direct investment into the joint venture that forms part of the group’s equity investment. Thereafter, the investment is adjusted for the post acquisition change in the group’s share of the investee’s net assets and any impairment loss relating to the investment (see note 1(t)(ii)). At each reporting date, the group assess whether there is any objective evidence that the investment is impaired. Any acquisition-date excess over cost, the group’s share of the post-acquisition, post-tax results of the investees and any impairment losses for the year are recognised in the consolidated statement of profit or loss, whereas the group’s share of the post-acquisition post-tax items of the investees’ other comprehensive income is recognised in the consolidated statement of profit or loss and other comprehensive income.

When the group’s share of losses exceeds its interest in the joint venture, the group’s interest is reduced to nil and recognition of further losses is discontinued except to the extent that the group has incurred legal or constructive obligations or made payments on behalf of the investee. For this purpose, the group’s interest is the carrying amount of the investment under the equity method together with the group’s long-term interests that in substance form part of the group’s net investment in the joint venture.

Unrealised profits and losses resulting from transactions between the group and its joint venture are eliminated to the extent of the group’s interest in the investee, except where unrealised losses provide evidence of an impairment of the asset transferred, in which case they are recognised immediately in profit or loss.

In all other cases, when the group ceases to have joint control over a joint venture, it is accounted for as a disposal of the entire interest in that investee, with a resulting gain or loss being recognised in profit or loss. Any interest retained in that former investee at the date when joint control is lost is recognised at fair value and this amount is regarded as the fair value on initial recognition of a financial asset.

In the company’s statement of financial position, investments in joint venture are stated at cost less impairment losses (see note 1(t)(ii)), unless classified as held for sale (or included in a disposal group that is classified as held for sale).

(f)	Assets acquisition

Groups of assets acquired and liabilities assumed are assessed to determine if they are business or asset acquisitions. On an acquisition-by-acquisition basis, the group chooses to apply a simplified assessment of whether an acquired set of activities and assets is an asset rather than business acquisition, when substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

1	Significant accounting policies (continued)

When a group of assets acquired and liabilities assumed do not constitute a business, the overall acquisition cost is allocated to the individual identifiable assets and liabilities based on their relative fair values at the date of acquisition. An exception is when the sum of the individual fair values of the identifiable assets and liabilities differs from the overall acquisition cost. In such case, any identifiable assets and liabilities that are initially measured at an amount other than cost in accordance with the group’s policies are measured accordingly, and the residual acquisition cost is allocated to the remaining identifiable assets and liabilities based on their relative fair values at the date of acquisition.

(g)	Property, plant and equipment

Property, plant and equipment, including right-of-use assets arising from leases of underlying property, plant and equipment (see note 1(i)), are stated at cost less accumulated depreciation and impairment losses (see note 1(t)(ii)). Depreciation is calculated to write off the cost of items of property, plant and equipment, less their estimated residual value, if any, using the straight-line method over their estimated useful lives as follows:

-	Properties leased for own use	Over the unexpired lease period

-	Office equipment leased for own use	Over the unexpired lease period

-	Leasehold improvements	Shorter of 4 years, or over the unexpired lease period

-	Fixtures and furniture	5 years

-	Office and lab equipment	3 - 5 years

-	Computer equipment	3 years

-	Motor vehicles	3 years

Both the useful life of an asset and its residual value, if any, are reviewed annually.

Gains or losses arising from the retirement or disposal of an item of property, plant and equipment are determined as the difference between the net disposal proceeds and the carrying amount of the item and are recognised in profit or loss on the date of retirement or disposal.

(h)	Intangible assets (other than goodwill)

Expenditure on research activities is recognised as an expense in the period in which it is incurred. Expenditure on development activities is capitalised if the product or process is technically and commercially feasible and the group has sufficient resources and the intention to complete development. The expenditure capitalised includes the costs of materials, direct labour and an appropriate proportion of overheads. Capitalised development costs are stated at cost less accumulated amortisation and impairment losses (see note 1(t)(ii)). Other development expenditure is recognised as an expense in the period in which it is incurred.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

1	Significant accounting policies (continued)

Other intangible assets that are acquired by the group are stated at cost less accumulated amortisation (where the estimated useful life is finite) and impairment losses (see note 1(t)(ii)). Expenditure on internally generated goodwill and brands is recognised as an expense in the period in which its incurred.

Amortisation of intangible assets with finite useful lives is charged to profit or loss on a straight-line basis over the assets’ estimated useful lives. The following intangible assets with finite useful lives are amortised from the date they are available for use and their estimated useful lives are as follows:

-	Website and mobile apps	2 years

-	Trademark and technology	10 - 20 years

-	Products development cost	3 years

Both the period and method of amortisation are reviewed annually.

Intangible assets are not amortised while their useful lives are assessed to be indefinite. Any conclusion that the useful life of an intangible asset is indefinite is reviewed annually to determine whether events and circumstances continue to support the indefinite useful life assessment for that asset. If they do not, the change in the useful life assessment from indefinite to finite is accounted for prospectively from the date of change and in accordance with the policy for amortisation of intangible assets with finite lives as set out above.

(i)	Leased assets

At inception of a contract, the group assesses whether the contract is, or contains, a lease. A contract is, or contains, a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is conveyed where the customer has both the right to direct the use of the identified asset and to obtain substantially all of the economic benefits from that use.

As a lessee, where the contract contains lease component(s), the group has elected not to separate non-lease components and accounts for each lease component and any associated non-lease components as a single lease component for all leases.

At the lease commencement date, the group recognises a right-of-use asset and a lease liability, except for short-term leases that have a lease term of 12 months or less and leases of low-value assets. When the group enters into a lease in respect of a low-value asset, the group decides whether to capitalise the lease on a lease-by-lease basis. The lease payments associated with those leases which are not capitalised are recognised as an expense on a systematic basis over the lease term.

Where the lease is capitalised, the lease liability is initially recognised at the present value of the lease payments payable over the lease term, discounted using the interest rate implicit in the lease or, if that rate cannot be readily determined, using a relevant incremental borrowing rate. After initial recognition, the lease liability is measured at amortised cost and interest expense is calculated using the effective interest method. Variable lease payments that do not depend on an index or rate are not included in the measurement of the lease liability and hence are charged to profit or loss in the accounting period in which they are incurred.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

1	Significant accounting policies (continued)

The right-of-use asset recognised when a lease is capitalised is initially measured at cost, which comprises the initial amount of the lease liability plus any lease payments made at or before the commencement date, and any initial direct costs incurred. Where applicable, the cost of the right-of-use assets also includes an estimate of costs to dismantle and remove the underlying asset or to restore the underlying asset or the site on which it is located, discounted to their present value, less any lease incentives received. The right-of-use asset is subsequently stated at cost less accumulated depreciation and impairment losses (see notes 1(g) and 1(t)(ii)).

The lease liability is remeasured when there is a change in future lease payments arising from a change in an index or rate, or there is a change in the group’s estimate of the amount expected to be payable under a residual value guarantee, or there is a change arising from the reassessment of whether the group will be reasonably certain to exercise a purchase, extension or termination option. When the lease liability is remeasured in this way, a corresponding adjustment is made to the carrying amount of the right-of-use asset, or is recorded in profit or loss if the carrying amount of the right-of-use asset has been reduced to zero.

In the consolidated statement of financial position, the current portion of long-term lease liabilities is determined as the present value of contractual payments that are due to be settled within twelve months after the reporting period.

(j)	Inventories

Inventories representing consumables, reagent, kits materials and finished goods are carried at the lower of cost and net realisable value.

Cost is calculated on the first-in-first-out basis and comprises all costs of purchase, costs of conversion and other costs incurred in bringing the inventories to their present location and condition.

Net realisable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. When inventories are sold, the carrying amount of those inventories is recognised as an expense in the period in which the related revenue is recognised.

The amount of any write-down of inventories to net realisable value and all losses of inventories are recognised as an expense in the period the write-down or loss occurs. The amount of any reversal of any write-down of inventories is recognised as a reduction in the amount of inventories recognised as an expense in the period in which the reversal occurs.

(k)	Trade and other receivables (including amount due from joint venture and amount due from a shareholder)

A receivable is recognised when the group has an unconditional right to receive consideration. A right to receive consideration is unconditional if only the passage of time is required before payment of that consideration is due. If the revenue has been recognised before the group has an unconditional right to receive consideration, the amount is presented as a contract asset.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

1	Significant accounting policies (continued)

Receivables are stated at amortised cost using the effective interest method less allowance for credit loss (see note 1(t)(i)).

(l)	Trade and other payables, deposit liabilities and contract liabilities

(i)	Trade and other payables

Trade and other payables are initially recognised at fair value and subsequently stated at amortised cost unless the effect of discounting would be immaterial, in which case they are stated at cost.

(ii)	Deposit liabilities

Deposit liabilities are initially recognised at fair value when the customer pays consideration which is refundable until after 5 to 30 days from the date of delivery has passed, in which case they are subsequently recognised as contract liabilities.

(iii)	Contract liabilities

A contract liability is recognised when the customer pays consideration before the group recognises the related revenue, and that consideration becomes non-refundable (see note 1(s)). A contract liability would also be recognised if the group has an unconditional right to receive non-refundable consideration before the group recognises the related revenue. In such cases, a corresponding receivable would also be recognised (see note 1(k)).

(m)	Cash and cash equivalents

Cash and cash equivalents comprise cash at bank and on hand, demand deposits with banks and other financial institutions, and short-term, highly liquid investments that are readily convertible into known amounts of cash and which are subject to an insignificant risk of changes in value, having been within three months of maturity at acquisition. Cash and cash equivalents are assessed for expected credit loss in accordance with the policy set out in note 1(t)(i).

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

1	Significant accounting policies (continued)

(n)	Employee benefits

(i)	Short-term employee benefits and contributions to defined contribution retirement plans

Salaries, annual bonuses, paid annual leave, contributions to defined contribution retirement plans and the cost of non-monetary benefits are accrued in the year in which the associated services are rendered by employees. Where payment or settlement is deferred and the effect would be material, these amounts are stated at their present values.

(ii)	Share-based payments

The fair value of share options granted to employees is recognised as an employee cost with a corresponding increase in a capital reserve within equity. The fair value is measured at grant date using the Black-Scholes Model, taking into account the terms and conditions upon which the options were granted. Where the employees have to meet vesting conditions before becoming unconditionally entitled to the options, the total estimated fair value of the options is spread over the vesting period, taking into account the probability that the options will vest. During the vesting period, the number of share options that is expected to vest is reviewed. Any resulting adjustment to the cumulative fair value recognised in prior years is charged/credited to the profit or loss for the year of the review, unless the original employee expenses qualify for recognition as an asset, with a corresponding adjustment to the capital reserve. On vesting date, the amount recognised as an expense is adjusted to reflect the actual number of options that vest (with a corresponding adjustment to the capital reserve) except where forfeiture is only due to not achieving vesting conditions that relate to the market price of the company’s shares. The equity amount is recognised in the capital reserve until either the option is exercised (when it is included in the amount recognised in share capital for the shares issued) or the option expires (when it is released directly to retained profits).

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

1	Significant accounting policies (continued)

(o)	Income tax

Income tax for the year comprises current tax and movements in deferred tax assets and liabilities. Current tax and movements in deferred tax assets and liabilities are recognised in profit or loss except to the extent that they relate to items recognised in other comprehensive income or directly in equity, in which case the relevant amounts of tax are recognised in other comprehensive income or directly in equity, respectively.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the end of the reporting period, and any adjustment to tax payable in respect of previous years.

Deferred tax assets and liabilities arise from deductible and taxable temporary differences respectively, being the differences between the carrying amounts of assets and liabilities for financial reporting purposes and their tax bases. Deferred tax assets also arise from unused tax losses and unused tax credits.

Apart from certain limited exceptions, all deferred tax liabilities, and all deferred tax assets to the extent that it is probable that future taxable profits will be available against which the asset can be utilised, are recognised. Future taxable profits that may support the recognition of deferred tax assets arising from deductible temporary differences include those that will arise from the reversal of existing taxable temporary differences, provided those differences relate to the same taxation authority and the same taxable entity, and are expected to reverse either in the same period as the expected reversal of the deductible temporary difference or in periods into which a tax loss arising from the deferred tax asset can be carried back or forward. The same criteria are adopted when determining whether existing taxable temporary differences support the recognition of deferred tax assets arising from unused tax losses and credits, that is, those differences are taken into account if they relate to the same taxation authority and the same taxable entity, and are expected to reverse in a period, or periods, in which the tax loss or credit can be utilised.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

1	Significant accounting policies (continued)

The limited exceptions to recognition of deferred tax assets and liabilities are those temporary differences arising from goodwill not deductible for tax purposes, the initial recognition of assets or liabilities that affect neither accounting nor taxable profit (provided they are not part of a business combination), and temporary differences relating to investments in subsidiaries to the extent that, in the case of taxable differences, the group controls the timing of the reversal and it is probable that the differences will not reverse in the foreseeable future, or in the case of deductible differences, unless it is probable that they will reverse in the future.

The carrying amount of a deferred tax asset is reviewed at the end of each reporting period and is reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow the related tax benefit to be utilised. Any such reduction is reversed to the extent that it becomes probable that sufficient taxable profits will be available.

Current tax balances and deferred tax balances, and movements therein, are presented separately from each other and are not offset. Current tax assets are offset against current tax liabilities, and deferred tax assets against deferred tax liabilities, if the company or the group has the legally enforceable right to set off current tax assets against current tax liabilities and the following additional conditions are met:

-	in the case of current tax assets and liabilities, the company or the group intends either to settle on a net basis, or to realise the asset and settle the liability simultaneously; or

-	in the case of deferred tax assets and liabilities, if they relate to income taxes levied by the same taxation authority on either:

-	the same taxable entity; or

-	different taxable entities, which, in each future period in which significant amounts of deferred tax liabilities or assets are expected to be settled or recovered, intend to realise the current tax assets and settle the current tax liabilities on a net basis or realise and settle simultaneously.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

1	Significant accounting policies (continued)

(p)	Provisions and contingent liabilities

Provisions are recognised for other liabilities of uncertain timing or amount when the group or the company has a legal or constructive obligation arising as a result of a past event, it is probable that an outflow of economic benefits will be required to settle the obligation and a reliable estimate can be made. Where the time value of money is material, provisions are stated at the present value of the expenditure expected to settle the obligation.

Where it is not probable that an outflow of economic benefits will be required, or the amount cannot be estimated reliably, the obligation is disclosed as a contingent liability, unless the probability of outflow of economic benefits is remote. Possible obligations, whose existence will only be confirmed by the occurrence or non-occurrence of one or more future events are also disclosed as contingent liabilities unless the probability of outflow of economic benefits is remote.

(q)	Revenue and other income

Income is classified by the group as revenue when it arises from the sale of goods or the provision of services in the ordinary course of the group business.

Revenue is measured based on the consideration specified in a contract with a customer in exchange for transferring goods or services to a customer, excluding amounts collected on behalf of third parties. The group recognises revenue when (or as) it transfers control over a product or service to customer. An asset is transferred when (or as) the customer obtains control of the asset.

The group transfers control of a good or service at a point in time unless one of the following overtime criteria is met:

(a)	the customer simultaneously receives and consumes the benefits provided as the group performs;

(b)	the group’s performance creates or enhances an asset that the customer controls as the asset is created or enhanced; or

(c)	the group’s performance does not create an asset with an alternative use and the group has an enforceable right to payment for performance completed to date.

(i)	Rendering of services

The group provides i) preventive services which are genetic testing services to individuals and corporates for their employees and customers; and ii) diagnostic services which are primarily COVID-19 testing for individuals, corporates for their employees or customers and governments for community testing.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

1	Significant accounting policies (continued)

Provision of genetic testing and diagnostic health testing services require individuals to provide specimen samples to the group before it can proceed with the necessary laboratory procedures. Sales contracts relating to testing kits sold directly to individuals normally require specimen samples to be sent back to the group within 3 or 6 months (the “sample return period”) from the date of purchase depending on the jurisdictions in which the kits are purchased by customers. If these customers do not return their specimen samples within the sample return period, the group has no further obligation to provide the service. Sales contracts relating to kits sold to corporates normally do not include specified sample return periods.

The group collects consideration for both types of services upfront, and such consideration received usually becomes non-refundable after 5 to 30 days from the date of delivery of the kits to the individuals or corporates, or the date of purchase, and is initially recognised as deposit liabilities (see note 1(l)(ii)) and subsequently recognised as contract liabilities when the consideration becomes non-refundable (see note 1(l)(iii)).

The group determines that the sales contracts do not have a significant financing component when the upfront consideration becomes non-refundable as customers have discretion to decide when the tests are performed during the contract term.

For certain non-refundable sale contracts, the group does not have sufficient and relevant historical experience to form a reasonable expectation about the amount of breakage revenue the group would be entitled. This would be the case for certain preventive testing kits sold to corporates that would ultimately be passed on to end users at the corporates’ discretion, where there is no stated sample return period and the group has no visibility as to whether and when the kits are distributed to end users. This would also be the case for certain diagnostic testing kits sold to individuals with respect to COVID-19. For these sale contracts, revenue is recognised at the earlier point in time of i) the relevant services are rendered and the testing results are issued; or ii) when the likelihood of end users returning their specimen samples becomes remote.

Otherwise, the group generally has sufficient and relevant historical experience for other sales contracts such that the group expects to be entitled to a breakage amount in relation to non-refundable and unexercised rights. For these sales contracts, the group estimates and recognises the expected breakage amount as revenue in proportion to the pattern of rights exercised by customers on a portfolio basis to the extent that it is considered highly probable that a significant reversal will not occur in the future.

(ii)	Interest income

Interest income is recognised as it accrues using the effective interest method.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

1	Significant accounting policies (continued)

(iii)	Government subsidies

Government subsidies are recognised in the consolidated statement of financial position initially when there is reasonable assurance that they will be received and that the group will comply with the conditions attaching to them. Grants that compensate the group for expenses incurred are recognised as income in profit or loss on a systematic basis in the same periods in which the expenses are incurred. Grants that compensate the group for the cost of an asset are deducted from the carrying amount of the asset and consequently are effectively recognised in profit or loss over the useful life of the asset by way of reduced depreciation expense.

(r)	Translation of foreign currencies

Foreign currency transactions during the year are translated at the foreign exchange rates ruling at the transaction dates. Monetary assets and liabilities denominated in foreign currencies are translated at the foreign exchange rates ruling at the end of the reporting period. Exchange gains and losses are recognised in profit or loss.

Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the foreign exchange rates ruling at the transaction dates. The transaction date is the date on which the group initially recognises such non-monetary assets or liabilities. Non-monetary assets and liabilities denominated in foreign currencies that are stated at fair value are translated using the foreign exchange rates ruling at the dates the fair value was measured.

The results of foreign operations are translated into United States dollars at the exchange rates approximating the foreign exchange rates ruling at the dates of the transactions. Statement of financial position items, including goodwill arising on consolidation of foreign operations are translated into United States dollars at the closing foreign exchange rates ruling at the end of the reporting period. The resulting exchange differences are recognised in other comprehensive income and accumulated separately in equity in translation reserve.

On disposal of a foreign operation, the cumulative amount of the exchange differences relating to that foreign operation is reclassified from equity to profit or loss when the profit or loss on disposal is recognised.

(s)	Preference share

Preference share is classified as equity if it is non-redeemable, or redeemable only at the company’s option, and any dividends are discretionary. Dividends on preference share capital classified as equity are recognised as distribution within equity.

Preference share is classified as a liability if it is redeemable on a specific date or at the option of the shareholders, or if dividend payments are not discretionary. The liability is recognised in accordance with the group’s policy for interest-bearing borrowings and accordingly dividends thereon are recognised on an accrual basis in profit or loss as part of finance costs.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

1	Significant accounting policies (continued)

(t)	Credit losses and impairment of assets

(i)	Credit losses from financial instruments

The group recognises a loss allowance for ECLs on the financial assets measured at amortised cost (including cash and cash equivalents, trade and other receivables and amount due from joint venture).

Measurement of ECLs

ECLs are a probability-weighted estimate of credit losses. Credit losses are measured as the present value of all expected cash shortfalls (i.e. the difference between the cash flows due to the group in accordance with the contract and the cash flows that the group expects to receive).

The expected cash shortfalls are discounted using the following discount rates where the effect of discounting is material:

-	fixed-rate financial assets and trade and other receivables: effective interest rate determined at initial recognition or an approximation thereof;

The maximum period considered when estimating ECLs is the maximum contractual period over which the group is exposed to credit risk.

In measuring ECLs, the group takes into account reasonable and supportable information that is available without undue cost or effort. This includes information about past events, current conditions and forecasts of future economic conditions.

ECLs are measured on either of the following bases:

-	12-month ECLs: these are losses that are expected to result from possible default events within the 12 months after the reporting date; and

-	lifetime ECLs: these are losses that are expected to result from all possible default events over the expected lives of the items to which the ECL model applies.

Loss allowances for trade receivables are always measured at an amount equal to lifetime ECLs. ECLs on these financial assets are estimated using a provision matrix based on the group’s historical credit loss experience, adjusted for factors that are specific to the debtors and an assessment of both the current and forecast general economic conditions at the reporting date.

For all other financial instruments, the group recognises a loss allowance equal to 12-month ECLs unless there has been a significant increase in credit risk of the financial instrument since initial recognition, in which case the loss allowance is measured at an amount equal to lifetime ECLs.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

1	Significant accounting policies (continued)

Significant increases in credit risk

In assessing whether the credit risk of a financial instrument has increased significantly since initial recognition, the group compares the risk of default occurring on the financial instrument assessed at the reporting date with that assessed at the date of initial recognition. In making this reassessment, the group considers that a default event occurs when (i) the borrower is unlikely to pay its credit obligations to the group in full, without recourse by the group to actions such as realising security (if any is held); or (ii) the financial asset is 90 days past due. The group considers both quantitative and qualitative information that is reasonable and supportable, including historical experience and forward-looking information that is available without undue cost or effort.

In particular, the following information is taken into account when assessing whether credit risk has increased significantly since initial recognition:

-	failure to make payments of principal or interest on their contractually due dates;

-	an actual or expected significant deterioration in a financial instrument’s external or internal credit rating (if available);

-	an actual or expected significant deterioration in the operating results of the debtor; and

-	existing or forecast changes in the technological, market, economic or legal environment that have a significant adverse effect on the debtor’s ability to meet its obligation to the group.

Depending on the nature of the financial instruments, the assessment of a significant increase in credit risk is performed on either an individual basis or a collective basis. When the assessment is performed on a collective basis, the financial instruments are grouped based on shared credit risk characteristics, such as past due status and credit risk ratings.

ECLs are remeasured at each reporting date to reflect changes in the financial instrument’s credit risk since initial recognition. Any change in the ECL amount is recognised as an impairment gain or loss in profit or loss. The group recognises an impairment gain or loss for all financial instruments with a corresponding adjustment to their carrying amount through a loss allowance account.

Basis of calculation of interest income

Interest income recognised in accordance with note 1(q)(ii) is calculated based on the gross carrying amount of the financial asset unless the financial asset is credit-impaired, in which case interest income is calculated based on the amortised cost (i.e. the gross carrying amount less loss allowance) of the financial asset.

At each reporting date, the group assesses whether a financial asset is credit-impaired. A financial asset is credit-impaired when one or more events that have a detrimental impact on the estimated future cash flows of the financial asset have occurred.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

1	Significant accounting policies (continued)

Evidence that a financial asset is credit-impaired includes the following observable events:

-	significant financial difficulties of the debtor;

-	a breach of contract, such as a default or delinquency in interest or principal payments;

-	it becoming probable that the borrower will enter into bankruptcy or other financial reorganisation;

-	significant changes in the technological, market, economic or legal environment that have an adverse effect on the debtor; or

-	the disappearance of an active market for a security because of financial difficulties of the issuer.

Write-off policy

The gross carrying amount of a financial asset is written off (either partially or in full) to the extent that there is no realistic prospect of recovery. This is generally the case when the group determines that the debtor does not have assets or sources of income that could generate sufficient cash flows to repay the amounts subject to the write-off.

Subsequent recoveries of an asset that was previously written off are recognised as a reversal of impairment in profit or loss in the period in which the recovery occurs.

(ii)	Impairment of other non-current assets

Internal and external sources of information are reviewed at the end of each reporting period to identify indications that the following assets may be impaired or, except in the case of goodwill, an impairment loss previously recognised no longer exists or may have decreased:

-	property, plant and equipment;

-	intangible assets;

-	goodwill; and

-	investments in subsidiaries and joint ventures in the company’s statement of financial position.

If any such indication exists, the asset’s recoverable amount is estimated. In addition, for goodwill, intangible assets that are not yet available for use and intangible assets that have indefinite useful lives, the recoverable amount is estimated annually whether or not there is any indication of impairment.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

1	Significant accounting policies (continued)

-	Calculation of recoverable amount

The recoverable amount of an asset is the greater of its fair value less costs of disposal and value in use. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. Where an asset does not generate cash inflows largely independent of those from other assets, the recoverable amount is determined for the smallest group of assets that generates cash inflows independently (i.e. a cash-generating unit).

-	Recognition of impairment losses

An impairment loss is recognised in profit or loss if the carrying amount of an asset, or the cash-generating unit to which it belongs, exceeds its recoverable amount. Impairment losses recognised in respect of cash-generating units are allocated first to reduce the carrying amount of any goodwill allocated to the cash-generating unit (or group of units) and then, to reduce the carrying amount of the other assets in the unit (or group of units) on a pro rata basis, except that the carrying value of an asset will not be reduced below its individual fair value less costs of disposal (if measurable) or value in use (if determinable).

-	Reversals of impairment losses

In respect of assets other than goodwill, an impairment loss is reversed if there has been a favourable change in the estimates used to determine the recoverable amount. An impairment loss in respect of goodwill is not reversed.

A reversal of an impairment loss is limited to the asset’s carrying amount that would have been determined had no impairment loss been recognised in prior years. Reversals of impairment losses are credited to profit or loss in the year in which the reversals are recognised.

(u)	Goodwill

Goodwill represents excess of

(i)	the aggregate of the fair value of the consideration transferred, the amount of any non-controlling interest in the acquiree and the fair value of the group’s previously held equity interest the acquiree; over

(ii)	the net fair value of the acquiree’s identifiable assets and liabilities measured as at the acquisition date.

When (ii) is greater than (i), then this excess is recognised immediately in profit or loss as a gain on a bargain purchase.

Goodwill is stated at cost less accumulated impairment losses. Goodwill arising on a business combination is allocated to each cash-generating units, or groups of cash-generating units, that is expected to benefit from the synergies of the combination and is tested annually for impairment (see note 1(t)(ii)).

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

1	Significant accounting policies (continued)

On disposal of a cash generating unit during the year, any attributable amount of purchased goodwill is included in the calculation of the profit or loss on disposal.

(v)	Convertible securities

(i)	Convertible securities that are classified as equity instrument

Convertible securities are classified as an equity instrument when the following conditions are met:

(a)	The securities include no contractual obligation (i) to deliver cash or another financial asset to another entity; or (ii) to exchange financial assets or financial liabilities with another entity under conditions that are potentially unfavourable to the group; and

(b)	If the securities will or may be settled in the group’s own equity instruments, it is: (i) a non-derivative that includes no contractual obligation for the group to deliver a variable number of its own equity instruments; or (ii) a derivative that will be settled only by the issuer exchanging a fixed amount of cash or another financial asset for a fixed number of its own equity instruments.

In such case, at initial recognition, the securities are measured at transaction price and are credited to other reserve in the consolidated statement of changes in equity. Transaction costs that relate to the issue of securities are recognised as a deduction in equity.

If the securities are redeemed, the consideration paid is recognised directly in equity, and no gain or loss will be recognised in profit or loss.

(ii)	Other convertible securities

Convertible securities issued by the group contain embedded derivatives that should be separately accounted for but cannot be measured separately.  At initial recognition, the convertible securities are measured at fair value.  At the end of each reporting period, the fair value is remeasured and the gain or loss on remeasurement to fair value is recognised immediately in profit or loss.

If the securities are converted, the shares issued are measured at fair value and any difference between the fair value of shares issued and the fair value of the convertible securities is recognised in profit or loss.  If the securities are redeemed, any difference between the amount paid and the fair value of the convertible securities is recognised in profit or loss.

The group derecognises financial liabilities when, and only when, the group’s obligations are discharged, cancelled or have expired. The difference between the carrying amount of the financial liability derecognised and the consideration paid and payable is recognised in profit or loss.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

1	Significant accounting policies (continued)

(w)	Related parties

(a)	A person, or a close member of that person’s family, is related to the group if that person:

(i)	has control or joint control over the group;

(ii)	has significant influence over the group; or

(iii)	is a member of the key management personnel of the group or the group’s parent.

(b)	An entity is related to the group if any of the following conditions applies:

(i)	The entity and the group are members of the same group (which means that each parent, subsidiary and fellow subsidiary is related to the others).

(ii)	One entity is an associate or joint venture of the other entity (or an associate or joint venture of a member of a group of which the other entity is a member).

(iii)	Both entities are joint ventures of the same third party.

(iv)	One entity is a joint venture of a third entity and the other entity is an associate of the third entity.

(v)	The entity is a post-employment benefit plan for the benefit of employees of either the company or an entity related to the group.

(vi)	The entity is controlled or jointly controlled by a person identified in (a).

(vii)	A person identified in (a)(i) has significant influence over the entity or is a member of the key management personnel of the entity (or of a parent of the entity).

(viii)	The entity, or any member of a group of which it is a part, provides key management personnel services to the group or to the group’s parent.

Close members of the family of a person are those family members who may be expected to influence, or be influenced by, that person in their dealings with the entity.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

1	Significant accounting policies (continued)

(x)	Derivative financial instruments

Derivative financial instruments are recognised at fair value. At the end of each reporting period the fair value is remeasured. The gain or loss on remeasurement to fair value is recognised immediately in profit or loss, except where the derivatives qualify for cash flow hedge accounting or hedges of net investment in a foreign operation, in which case recognition of any resultant gain or loss depends on the nature of the item being hedged.

For hybrid instrument contains an embedded derivative, if the main contract belongs to financial assets, the hybrid instrument as a whole shall apply to the regulations of financial assets. If the main contract does not belong to financial assets, and the mixed instrument is not measured at fair value through profit and loss, the economic characteristics and risks of the embedded derivative and the main contract are not closely related, and under the same conditions with embedded derivative cannot be separately measured at the date of acquisition or the date subsequent to the financial reporting date, then the hybrid instrument is accounted for as financial assets or financial liabilities at fair value through profit or loss.

(y)	Segment reporting

Operating segments, and the amounts of each segment item reported in the consolidated financial statements, are identified from the financial information provided regularly to the group’s most senior executive management for the purposes of allocating resources to, and assessing the performance of, the group’s various lines of business and geographical locations.

Individually material operating segments are not aggregated for financial reporting purposes unless the segments have similar economic characteristics and are similar in respect of the nature of products and services, the nature of production processes, the type or class of customers, the methods used to distribute the products or provide the services, and the nature of the regulatory environment. Operating segments which are not individually material may be aggregated if they share a majority of these criteria.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

2	Segment information

The group manages its businesses by divisions, which are organised by a mixture of both business lines (products and services) and geographical locations. The group has identified the following two reportable segments in a manner consistent with the way in which information is reported internally to the group’s chief operating decision maker (“CODM”) for the purposes of resource allocation and performance assessment.

The group's operating and reportable segments are as follows:

1.	Prevention being the design and sale of genetics testing and stool-based DNA tests for early colorectal cancer screening

2.	Diagnostic being the sale of COVID-19 testing services which was established in 2020

Information regarding the results of each reportable segment is included below. Performance is measured based on segment gross profit, as included in the internal management reports that are reviewed by the CODM. The CODM does not evaluate operating segments using asset information.

	Prevention	Diagnostics	Unallocated	Total
	$	$	$	$
2020

Revenue	14,264,972	50,914,543	-	65,179,515
Gross profit	[6,001,451]	[21,124,809]	[(781,441)]	26,344,819

2019

Revenue	9,233,089	-	-	9,233,089
Gross profit	[3,381,166]	-	[(665,872)]	2,715,294

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

2	Segment information (continued)

The following table presents a summary of revenue by region based on the location of domiciliation and the amounts of non-current assets based on the location of the asset. The group geographically categorises a sale based on the region in which the entity is domiciled in.

Revenue by regions were as follows:

	2020	2019
	$	$
Hong Kong	35,411,518	4,155,830
United Kingdom	29,767,997	5,077,259

Total revenue	65,179,515	9,233,089

Non-current assets (excluding interest in joint venture and deferred tax assets) by regions were as follows:

	2020	2019
	$	$
Hong Kong	3,419,570	2,219,826
United Kingdom	29,510,377	10,115,781
Rest of the world	45,460	60,718

Total non-current assets	32,975,407	12,396,325

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

3	Revenue

The principal activities of the group are provision of preventive and diagnostic health testing.

Revenue represents the sales value of services rendered for customers in accordance with IFRS 15, Revenue from contracts with customers, which is recognised at point in time.

Revenue expected to be recognised in the future arising from contracts with customers in existence at the report date

As at December 31, 2020, the amount of service fee income allocated to the remaining performance obligations under the group’s existing contracts is $7,054,586 (2019: $5,569,004). The group will recognise the expected revenue in the future when the customers return the specimen samples, which may be after one year from the end of the reporting period. Such amount does not include any variable consideration.

4	Other income and other net (loss)/income

	2020	2019
	$	$
Government subsidies (note)	513,860	-
Bank interest income	8,043	15,506
Net exchange losses	(280,360)	(52,534)
Fair value loss on convertible securities (note 23)	(2,846,750)	-
Provision for impairment of interest in joint venture (note 12(b))	(570,704)	-
Sundry income	13,757	40,145

	(3,162,154)	3,117

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

4	Other income and other net (loss)/income (continued)

Note:	During the year ended December 31, 2020, the group has recognised various subsidies granted by the governments in different jurisdictions, including:

(i)	funding support of $470,165 from the Employment Support Scheme (“ESS”) under the Anti-epidemic Fund set up by The Government of Hong Kong Special Administrative Region. The purpose of the funding is to provide financial support to enterprises to retain their employees who would otherwise be made redundant. Under the terms of the grant, the group is required not to make redundancies during the subsidy period and to spend all the funding on paying wages to the employees; and

(ii)	funding support of $43,695 from the Jobs Support Scheme (“JSS”) as one of the 2019 novel coronavirus (“COVID-19”) resilience package granted by the Singapore government. The purpose of the funding is to provide wage support to employers in retaining their local employees (Singapore Citizens and Permanent Residents) during this period of economic uncertainty. Under the terms of the grant, the Singapore government co-funds a proportion of the gross monthly wages paid to each local employee. All active employers, except for government organisations (local and foreign) and representative offices, are eligible for the JSS.

5	Loss before taxation

Loss before taxation is arrived at after charging:

2020	2019
$	$

(a)	Finance costs

Interest expenses on lease liabilities	49,400	64,107
Imputed interest on deferred consideration	9,513	-
Other interest expenses	654	5,283

	59,567	69,390

(b)	Staff costs

Salaries, wages and other benefits	16,019,896	7,121,390
Contributions to defined contribution retirement plan	219,440	192,241
Equity-settled share-based payment expenses	1,710,224	2,141,517

	17,949,560	9,455,148

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

5	Loss before taxation (continued)

2020	2019
$	$

(c)	Other items

Cost of inventories (note 14)	10,412,753	4,383,747
Depreciation charge (note 8)
- owned property, plant and equipment	708,637	617,334
- right-of-use assets	583,835	506,738
Amortisation of intangible assets (note 9)	1,133,564	1,110,516
Auditor’s remuneration	566,553	56,763
Miscellaneous laboratory charges	12,892	15,529

Research and development expenses of $2,300,286 and $63,162 (2019: $2,701,322 and $87,549) relating to staff costs and depreciation charges which are included in the respective total amounts disclosed separately above.

6	Income tax

(a)	Taxation in the consolidated statement of profit or loss represents:

	2020	2019
	$	$
Current tax - Overseas

Provision for the year	19,671	7,266

Deferred tax

Origination and reversal of temporary differences	(1,957,229)	(684,740)

	(1,937,558)	(677,474)

Notes:

(i)	No provision has been made for Hong Kong Profits Tax as the company had unutilised tax loss to set-off against taxable income or has sustained losses for taxation purposes for the years ended December 31, 2020 and 2019.

(ii)	Pursuant to the income tax rules and regulations of the United Kingdom, the applicable tax rate is 19% (2019: 19%). No provision has been made as these subsidiaries had unutilised tax loss to set-off against taxable income or has sustained losses for taxation purposes for the years ended December 31, 2020 and 2019.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

6	Income tax (continued)

(iii)	The applicable Enterprise Income Tax of the subsidiaries established in the People’s Republic of China (“PRC”) is calculated at 25% (2019: 25%) of the estimated taxable profits for the period. No provision has been made as these subsidiaries sustained a loss for taxation purposes for the years ended December 31, 2020 and 2019.

(iv)	Pursuant to the income tax rules and regulations of India, the applicable corporate tax is calculated at 25.17% (2019: 25.17%) of the estimated taxable profits.

(v)	Pursuant to the income tax rules and regulations of Singapore, the applicable tax rate is calculated at 17% (2019: 17%) of the estimated taxable profits. No provision has been made as the subsidiary had unutilised tax loss to set-off against taxable income or has sustained losses for taxation purposes for the years ended December 31, 2020 and 2019.

(vi)	Taxation for other overseas subsidiaries and branch is charged at the appropriate current rates of taxation ruling in the relevant countries.

(b)	Reconciliation between tax credit credited to profit or loss and accounting loss at applicable tax rates:

	2020	2019
	$	$
Loss before taxation	(4,382,355)	(20,498,916)

Notional tax on loss before taxation, calculated at the applicable rate	(777,122)	(3,526,611)
Tax effect of non-deductible expenses	1,191,227	1,216,742
Tax effect of non-taxable income	(76,874)	(40,806)
Tax effect of temporary difference not recognised	73,833	90,448
Tax effect on utilisation of previously unrecognised tax loss	(692,350)	(6,780)
Tax effect of tax losses not recognised	298,651	2,274,273
Tax effect of previously unrecognised temporary differences recognised in current period	(1,957,229)	(684,740)
Others	2,306	-

Actual tax credit	(1,937,558)	(677,474)

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

6	Income tax (continued)

(c)	Deferred tax assets and liabilities recognised:

The components of deferred tax (assets)/liabilities recognised in the consolidated statement of financial position and the movements during the year are as follows:

	Depreciation allowances in excess of the related depreciation	Tax losses recognised	Intangible assets arising from business combination	Total
	$	$	$	$
Deferred tax arising from:
At January 1, 2019	135,842	(697,506)	1,231,531	669,867
Credited to profit or loss	(99,338)	(449,624)	(135,778)	(684,740)
Exchange differences	-	(22,735)	37,608	14,873

At December 31, 2019	36,504	(1,169,865)	1,133,361	-

At January 1, 2020	36,504	(1,169,865)	1,133,361	-
Charged/(credited) to profit or loss	315,514	(2,138,179)	(134,564)	(1,957,229)
Exchange differences	12,727	(39,709)	33,057	6,075

At December 31, 2020	364,745	(3,347,753)	1,031,854	(1,951,154)

(d)	Deferred tax assets not recognised

As at December 31, 2019, the group did not recognise deferred tax assets on tax losses of $16,458,265 and $426,185 in respect of Hong Kong operations and Singapore operations, respectively because based on its assessment, it was not probable that future taxable profit would be available against which the tax losses can be utilised.

During the year ended December 31, 2020, the Hong Kong operations and Singapore operations generated taxable profits and utilised tax losses of $4,491,220 and $41,790, respectively. Based on the group’s assessment at December 31, 2020, it is probable that future taxable profit will be available to utilise the remaining balance of the unused tax losses of $11,429,134 in respect of Hong Kong operations and $384,395 in respect of Singapore operations and, therefore, total deferred tax assets of $1,951,154 were recognised.

In respect of the United Kingdom operations, the group did not recognise deferred tax assets attributable to the future benefits of tax losses of $3,050,828 (2019: $920,374) as it is uncertain that future taxable profits against which tax losses can be utilised will be available.

The tax losses related to Hong Kong operations have yet to be agreed to by Hong Kong Inland Revenue Department and do not expire under the current tax legislation. The tax losses related to the United Kingdom operations have yet to be agreed to by Her Majesty’s Revenue and Customs and do not expire under the current tax legislation. The tax losses related to Singapore operations have yet to be agreed to by Inland Revenue Authority of Singapore and do not expire under the current tax legislation.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

7	Loss per share

The calculation of the basic and diluted earnings per share attributable to the owners of the company is based on the following data:

	2020	2019
	$	$
Earnings
Earnings for the purposes of basic and diluted earnings per share:
Loss for the year attributable to equity shareholders of the company	(2,420,601)	(19,768,232)

Number of shares
Weighted average number of ordinary shares for the purpose of basic earnings per share	13,176,752	12,891,569
Effect of dilutive potential ordinary shares in respect of outstanding share options	-	-
Effect of dilutive preference shares (note)	-	-
Effect of dilutive convertible securities (note)	-	-
Effect of dilutive exchangeable notes	-	-

Weighted average number of ordinary shares for the purpose of diluted earnings per share	13,176,752	12,891,569

Note:	According to the Preferred Shares Subscription Agreement and the Convertible Note Subscription Agreement, all of the company’s preference shares and convertible securities will be converted into the ordinary shares of Prenetics Group Limited per the occurrence of an amalgamation of the group with another company.

At December 31, 2021, 10,272,389 share options, 20,025,247 preference shares, 2,729,893 convertible securities and 1,164,648 exchangeable notes (December 31, 2020: 10,043,892 share options and 20,025,247 preference shares) were excluded from the diluted weighted-average number of ordinary shares calculation because their effect would have been anti-dilutive.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

8	Property, plant and equipment

	Right-of-use assets (note (a))	Leasehold improvements	Fixtures and furniture	Office and lab equipment	Computer equipment	Motor vehicles	Total
	$	$	$	$	$	$	$
Cost:
At January 1, 2019	2,510,224	699,398	76,904	1,851,279	334,676	-	5,472,481

Additions	124,264	37,719	5,600	171,098	44,761	-	383,442
Exchange differences	945	441	(77)	959	1,002	-	3,270

At December 31, 2019 and January 1, 2020	2,635,433	737,558	82,427	2,023,336	380,439	-	5,859,193

Additions	949,810	493,127	15,756	1,975,977	203,177	174,865	3,812,712
Additions through acquisition of a subsidiary (note 17(d))	-	-	-	3,268	-	-	3,268
Disposals	(170,012)	(27,488)	-	(30,466)	(1,006)	-	(228,972)
Exchange differences	(14,162)	2,772	(150)	54,707	5,042	8,762	56,971

At December 31, 2020	3,401,069	1,205,969	98,033	4,026,822	587,652	183,627	9,503,172

Accumulated depreciation:

At January 1, 2019	953,827	575,033	40,715	848,819	204,805	-	2,623,199

Charge for the year	506,738	122,017	14,550	388,302	92,465	-	1,124,072
Exchange differences	(17)	184	(8)	437	482	-	1,078

At December 31, 2019 and January 1, 2020	1,460,548	697,234	55,257	1,237,558	297,752	-	3,748,349

Charge for the year	583,835	97,642	15,612	519,982	66,428	8,973	1,292,472
Additions through acquisition of a subsidiary (note 17(d))	-	-	-	59	-	-	59
Written back on disposals	(170,012)	(25,306)	-	(20,112)	(1,006)	-	(216,436)
Exchange differences	(16,900)	3	(4)	426	1,521	364	(14,590)

At December 31, 2020	1,857,471	769,573	70,865	1,737,913	364,695	9,337	4,809,854

Net book value:

At December 31, 2020	1,543,598	436,396	27,168	2,288,909	222,957	174,290	4,693,318

At December 31, 2019	1,174,885	40,324	27,170	785,778	82,687	-	2,110,844

At January 1, 2019	1,556,397	124,365	36,189	1,002,460	129,871	-	2,849,282

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

8	Property, plant and equipment (continued)

(a)	Right-of-use assets

The analysis of the net book value of right-of-use assets by class of underlying asset is as follows:

		December 31,	December 31,	January 1,
	Note	2020	2019	2019
		$	$	$
Properties leased for own use, carried at depreciated cost	(i)	1,529,513	1,152,752	1,526,216
Office equipment, carried at depreciated cost	(ii)	14,085	22,133	30,181

		1,543,598	1,174,885	1,556,397

The analysis of expense items in relation to leases recognised in profit or loss is as follows:

	2020	2019
	$	$
Depreciation charge of right-of-use assets by class of underlying asset:
- Properties leased for own use	575,787	498,689
- Office equipment	8,048	8,049

	583,835	506,738

Interest on lease liabilities (note 5(a))	49,400	64,107
Expense relating to short-term leases or leases of low-value assets	429,691	-
Expense relating to other leases with remaining lease term ended on or before December 31, 2019 or relating to leases of low-value assets	-	125,770

During the year ended December 31, 2020, additions to right-of-use assets of $949,810 (2019: $124,264) are mainly resulted from the capitalised lease payment payable under new tenancy agreements.

Details of total cash outflow for leases and the maturity analysis of lease liabilities are set out in notes 17(c) and 22, respectively.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

8	Property, plant and equipment (continued)

(i)	Properties leased for own use

The group has obtained the right to use some properties as its warehouses and offices through tenancy agreements. The leases typically run for an initial period of 2 to 5 years. Lease payments are usually increased every 2 years to reflect market rentals. Some leases include an option to renew the lease for an additional period after the end of the contract term. Where practicable, the group seeks to include such extension options exercisable by the group to provide operational flexibility. The group assesses at lease commencement date whether it is reasonably certain to exercise the extension options. If the group is not reasonably certain to exercise the extension options, the future lease payments during the extension periods are not included in the measurement of lease liabilities. The group considered the potential exposure to these future lease payments to be insignificant.

(ii)	Office equipment

The group leases office equipment under a lease expiring in 5 years (2019: 5 years). The lease does not include an option to renew the lease or purchase the leased equipment at the end of the lease term at a price deemed to be a bargain purchase option. The lease does not include variable lease payments.

9	Intangible assets

	Website and mobile apps	Trademark and technology	Products development cost	Total
	$	$	$	$
Cost:

At January 1, 2019	966,834	7,007,280	-	7,974,114
Additions	106,676	8,004	-	114,680
Exchange differences	-	223,086	-	223,086

At December 31, 2019 and January 1, 2020	1,073,510	7,238,370	-	8,311,880
Additions through acquisition of a subsidiary (note 30)	-	17,619,789	-	17,619,789
Additions	59,287	445	137,427	197,159
Exchange differences	3,144	1,233,967	-	1,237,111

At December 31, 2020	1,135,941	26,092,571	137,427	27,365,939

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

9	Intangible assets (continued)

	Website and mobile apps	Trademark and technology	Products development cost	Total
	$	$	$	$
Accumulated amortisation:

At January 1, 2019	380,399	525,546	-	905,945
Charge for the year	395,890	714,626	-	1,110,516
Exchange differences	-	25,142	-	25,142

At December 31, 2019 and January 1, 2020	776,289	1,265,314	-	2,041,603
Charge for the year	267,932	861,815	3,817	1,133,564
Exchange differences	-	95,272	-	95,272

At December 31, 2020	1,044,221	2,222,401	3,817	3,270,439

Net book value:

At December 31, 2020	91,720	23,870,170	133,610	24,095,500

At December 31, 2019	297,221	5,973,056	-	6,270,277

At January 1, 2019	586,435	6,481,734	-	7,068,169

10	Goodwill

$
At January 1, 2019	3,735,282
Exchange differences	118,917

At December 31, 2019 and January 1, 2020	3,854,199
Exchange differences	138,808

At December 31, 2020	3,993,007

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

10	Goodwill (continued)

Impairment tests for cash-generating units containing goodwill

The goodwill balance at December 31, 2020 arose from the acquisition of Prenetics EMEA in 2018 representing the excess of the purchase consideration over the fair value of the identifiable assets acquired and liabilities assumed. For the purpose of impairment testing, goodwill was allocated to Prenetics EMEA which was considered to be the smallest group of assets that generated cash flows independently (i.e. cash generating unit, (“CGU”)) upon acquisition. During the years ended December 31, 2018 and 2019, the group provided only genetic testing services and therefore determined that the group as a whole was one operating segment.

During the year ended December 31, 2020, the group launched COVID-19 testing services which was a new business incubated using the experience and knowledge of its workforce from operating the genetic testing business. This resulted in a change in the group’s reporting structure and a change in the composition of the CGU to which the above goodwill was originally allocated. Further, as from 2020, the group has identified two operating segments being (1) Prevention which covers the genetic testing services, and (2) Diagnostics which covers the COVID-19 testing services. Accordingly, the group has reallocated the goodwill balance between Prevention EMEA and Diagnostic EMEA, being the two CGUs identified for the purpose of impairment testing at December 31, 2020.

Below is the summary of the goodwill balance allocated to the group’s CGUs:

	2020	2019
	$	$
Prevention EMEA within the Prevention segment	[ ]	3,854,199
Diagnostics EMEA within the Diagnostics segment	[ ]	-

	3,993,007	3,854,199

The recoverable amounts of the CGU Prevention EMEA and CGU Diagnostics EMEA were determined based on value-in-use calculations. These calculations use cash flow projections based on financial budgets approved by management covering a ten-year period. Cash flows beyond the ten-year period (2019: 5-year period) are extrapolated using the estimated average growth rates stated below. The key assumptions used in the estimation of the recoverable amounts of the two CGUs are set out below. The values assigned to the key assumptions represent management’s assessment of future trends in the relevant industries and are based on historical data from external and internal sources.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

10	Goodwill (continued)

	2020	2019
CGU Prevention EMEA
Pre-tax discount rate	[ ]	[ ]
Terminal value growth rate	[ ]	[ ]
Budgeted average revenue growth rate	[ ]	[ ]

CGU Diagnostics EMEA
Pre-tax discount rate	[ ]	[ ]
Terminal value growth rate	[ ]	[ ]
Budgeted average revenue growth rate	[ ]	[ ]

Pre-tax discount rate represents the current market assessment of the risks specific to the relevant CGU, regarding the time value of money and individual risks of the underlying assets which have not been incorporated in the cash flow estimates. The discount rate calculation is based on the specific circumstances of the Group and its operating segments and derived from its weighted average cost of capital (“WACC”). The WACC is calculated based on the weighted value of the cost of equity which is derived from the expected return on investment by the group's investors, and the cost of debt which is derived from the market lending rate for peer companies.

At December 31, 2019, the recoverable amount of the CGU Prevention EMEA based on the estimated value-in-use calculations was higher than its carrying amount. Accordingly, no provision for impairment loss for goodwill is considered necessary.

At December 31, 2020, the recoverable amounts of the CGU Prevention and the CGU Diagnostics based on the estimated value-in-use calculations were higher than the carrying amounts of the respective CGUs. Accordingly, no provision for impairment loss for goodwill is considered necessary.

Any reasonably possible changes in the other key assumptions used in the value-in-use assessment model would not affect management’s view on impairment at December 31, 2019 and 2020.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

11	Investments in subsidiaries

The following list contains only the particulars of subsidiaries which principally affected the results, assets or liabilities of the group. The class of shares held is ordinary unless otherwise stated.

			Proportion of ownership interest
Name of company	Place of incorporation and business	Particulars of issued and paid up capital/registered capital	Group’s effective interest	Held by the company	Held by a subsidiary	Principal activity
前海皮樂迪科技(深圳) 有限公司	Shenzhen, the PRC	USD3,000,000	97.9%	97.9%	-	Investment holding

珠海皮樂迪科技有限公司	Zhuhai, the PRC	USD1,000,000	100%	100%	-	Inactive

上海歡因科技有限公司	Shanghai, the PRC	USD1,000,000	100%	-	100%	Inactive

深圳覓因啟康科技有限公司	Shenzhen, the PRC	RMB30,000,000	97.9%	-	97.9%	Inactive

Prenetics Pte Limited	Singapore	SGD10	100%	100%	-	Provision of services to group companies

Prenetics EMEA Limited (formerly known as DNAFit Life Sciences Limited)	United Kingdom	GBP76,765.81	100%	100%	-	Genetic and diagnostic health testing

Prenetics Innovation Labs Pvt Ltd	India	INR500,000	100%	100%	-	Provision of services to group companies

Oxsed Limited (note 30)	United Kingdom	GBP1	100%	-	100%	Genetic and diagnostic health testing

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

12	Interest in joint venture

	December 31,	December 31,	January 1,
	2020	2019	2019
	$	$	$
Share of result of joint venture (note (a))	570,704	1,659,923	-
Less: Provision for impairment (note (b))	(570,704)	-	-

	-	1,659,923	-

(a)	Details of the group’s interest in the joint venture, which is accounted for using the equity method in the consolidated financial statements, are as follows:

				Proportion of ownership interest
Name of joint venture	Form of business structure	Place of incorporation and business	Particulars of registered capital	Group’s effective interest	Held by the company	Held by a subsidiary	Principal activity
北京源圓基因技術 有限公司	Incorporated	Beijing, the PRC	RMB65,000,000	44.07%	-	45%	Genetic testing

On February 1, 2019, the group invested RMB29,250,000 (equivalent $4,236,765) to 北京源圓基因技術有限公司 (“北京源圓”), which represented 45% of its registered capital. 北京源圓, the only joint venture in which the group participates, is an unlisted corporate entity whose quoted market price is not available.

Summarised financial information of北京源圓, adjusted for any differences in accounting policies, and a reconciliation to the carrying amount in the consolidated financial statements, are disclosed below:

	2020	2019
	$	$
Gross amounts of 北京源圓

Current assets	1,544,034	4,509,885
Non-current assets	52,962	82,463
Current liabilities	328,765	903,630
Equity	1,268,231	3,688,718

Included in the above assets and liabilities:
Cash and cash equivalents	1,164,683	3,382,403
Current financial liabilities (excluding trade and other payables and provisions)	109,814	246,323

Prenetics Limited
Consolidated financial statements for the year ended December 31, 2020

12	Interest in joint venture (continued)

	2020	2019
	$	$
Revenue	608,086	982,368
Loss from continuing operations	(2,518,491)	(5,726,315)
Other comprehensive income	98,005	(109,133)
Total comprehensive income	(2,420,486)	(5,835,448)

Included in the above loss:
Depreciation and amortisation	18,512	8,386
Interest income	5,983	16,716
Interest expense	(371)	(744)

Reconciled to the group’s interest in 北京源圓

Gross amounts of joint venture’s net assets	1,268,231	3,688,718
Group’s effective interest	45%	45%
Group’s share of joint venture’s net assets	570,704	1,659,923

Carrying amount of the group’s interest	570,704	1,659,923

(b)	As at December 31, 2020, the group assessed the recoverable amount of its equity interest in 北京源圓 and based on such assessment, the carrying amount of the interest in joint venture was written down to its recoverable amount of nil, which was determined based on the value in use. Impairment loss of $570,704 was recognised in the consolidated statement of profit or loss and other comprehensive income under “other income and other net (loss)/income” (see note 4).

13	Other non-current assets

	December 31,	December 31,	January 1,
	2020	2019	2019
	$	$	$
Deposits and prepayments	193,582	161,005	199,064

The balances are classified as non-current assets as they are either expected to be (i) recovered or recognised as expense after one year, or (ii) capitalised as property, plant and equipment after the end of the reporting period.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

14	Inventories

Inventories in the consolidated statement of financial position comprise:

	December 31,	December 31,	January 1,
	2020	2019	2019
	$	$	$
Consumables and reagent	3,870,493	316,685	777,806
Finished goods	627,084	231,169	185,734

	4,497,577	547,854	963,540

The analysis of the amount of inventories recognised as an expense and included in consolidated profit or loss is as follows:

	2020	2019
	$	$
Carrying amount of inventories sold	10,412,753	4,383,747

All of the inventories are expected to be recovered within one year.

15	Trade and other receivables

	December 31,	December 31,	January 1,
	2020	2019	2019
	$	$	$
Trade receivables, net of loss allowance	22,990,727	2,892,309	4,720,250
Deposit and prepayments	892,790	294,064	192,282
Other receivables	794,482	72,675	11,286

	24,677,999	3,259,048	4,923,818

All of the trade and other receivables are expected to be recovered or recognised as expense within one year.

Trade receivables are due within 30 to 60 days from the date of billing. Further details on the group’s credit policy are set out in note 26(a).

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

16	Amount due from a joint venture

Amount due from a joint venture is unsecured, interest-free and recoverable on demand. The amount of expected credit loss is considered insignificant as at December 31, 2020 and 2019.

17	Cash and cash equivalents

(a)	Cash and cash equivalents comprise:

	December 31,	December 31,	January 1,
	2020	2019	2019
	$	$	$
Cash at bank	14,439,690	11,509,744	18,778,630
Cash on hand	50,190	11,761	3,243

Cash and cash equivalents	14,489,880	11,521,505	18,781,873

(b)	Reconciliation of liabilities arising from financing activities:

The table below details changes in the group’s liabilities from financing activities, including both cash and non-cash changes. Liabilities arising from financing activities are liabilities for which cash flows were, or future cash flows will be, classified in the group’s consolidated cash flow statement as cash flows from financing activities.

Lease liabilities
$
(Note 22)
At January 1, 2019	1,710,294

Changes from financing cash flows:

Capital element of lease rentals paid	(503,585)
Interest element of lease rentals paid	(64,107)

Total changes from financing cash flows	(567,692)

Other changes:

Increase in lease liabilities from entering into new leases during the year	124,264
Interest expenses	64,107

Total other changes	188,371

At December 31, 2019	1,330,973

Prenetics Limited
Consolidated financial statements for the year ended December 31, 2020

17	Cash and cash equivalents (continued)

	Lease liabilities	Convertible securities	Total
	$	$	$
	(Note 22)	(Note 23)
At January 1, 2020	1,330,973	-	1,330,973

Changes from financing cash flows:

Proceeds from issuance of convertible securities	-	12,499,363	12,499,363
Capital element of lease rentals paid	(610,926)	-	(610,926)
Interest element of lease rentals paid	(49,400)	-	(49,400)

Total changes from financing cash flows	(660,326)	12,499,363	11,839,037

Other changes:

Increase in lease liabilities from entering into new leases during the year	949,810	-	949,810
Interest expenses	49,400	-	49,400
Fair value loss on convertible securities	-	2,846,750	2,846,750

Total other changes	999,210	2,846,750	3,845,960

At December 31, 2020	1,669,857	15,346,113	17,015,970

(c)	Total cash outflow for leases

Amounts included in the cash flow statement for leases comprise the following:

	2020	2019
	$	$
Within operating cash flows	(429,691)	(125,770)
Within financing cash flows	(660,326)	(567,592)

	(1,090,017)	(693,362)

Prenetics Limited
Consolidated financial statements for the year ended December 31, 2020

17	Cash and cash equivalents (continued)

(d)	Net cash outflow arising from the acquisition of a subsidiary

As disclosed in note 30, on October 29, 2020, the company and Prenetics EMEA Limited, a wholly-owned subsidiary of the company, entered into the sale and purchase agreements to acquire 100% equity interest in Oxsed Limited (the “Acquisition”).

$
Intangible assets (note 9)	17,619,789
Property, plant and equipment (note 8)	3,209
Trade receivables	8,031
Other receivables	227,082
Inventories	204,495
Cash and cash equivalents	347,761
Trade and other payables	(1,036,567)

Total identifiable net assets acquired	17,373,800

Satisfied by:
Issuance of exchange loan notes	12,870,723
Deferred consideration	1,225,783
Cash consideration	3,277,294

17,373,800

Net cash outflow arising from the Acquisition:
Cash consideration paid	3,277,294
Less: cash and cash equivalents acquired	(347,761)

(2,929,533)

Prenetics Limited
Consolidated financial statements for the year ended December 31, 2020

18	Trade and other payables and deposit liabilities

	December 31, 2020	December 31, 2019	January 1, 2019
	$	$	$
Trade payables	13,436,941	2,760,942	1,184,287
Other payables and accruals	7,713,734	1,079,379	3,290
Deposit liabilities	1,215,761	1,819,578	-

	22,366,436	5,659,899	1,187,577

All of the trade and other payables are expected to be settled within one year or repayable on demand.

19	Deferred consideration

Deferred consideration, according to the share purchase agreement as mentioned in note 30, is payable to seller on October 29, 2021 and therefore is recognised under current liabilities.

20	Amounts due from/(to) shareholders

Amount due from a shareholder of $106,179 (2019: $101,997) is a current account with Mr. Avrom Boris Lasarow. The amount is interest-free, unsecured and recoverable on demand. The amount of expected credit loss is considered insignificant as at December 31, 2020 and 2019. The maximum balance of the current account during the year is $106,179 (2019: $107,648).

As at December 31, 2020, the amounts due to shareholders consists of:

(i)	a loan from Eurogenetica Limited of $128,797 (2019: $124,320). The loan is interest-free, unsecured and repayable in 2021. The maximum balance of the loan during the year is $128,797 (2019: $124,320).

(ii)	deposit liability to Mr. Yeung Danny Sheng Wu and Mr. Tzang Chi Hung Lawrence of $40,057 (2019: $40,057) and $13,082 (2019: $13,082), respectively. The deposit liability is expected to be settled on September 1, 2021. The maximum balance of the deposit liability during the year is $53,139 (2019: $53,139).

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

21	Contract liabilities

Contract liabilities represents non-refundable consideration received from customers before the group recognises the related revenue. Such consideration is recognised as contract liabilities until the performance obligation is fulfilled or the likelihood of having to fulfil the performance obligation is remote and it is highly probable that a significant reversal of revenue will not occur (see note 1(q)).

	December 31, 2020	December 31, 2019	January 1, 2019
	$	$	$
Contract liabilities	7,054,586	5,569,004	1,754,683

Movement in contract liabilities is as follows:

$
Balance at January 1, 2019	1,754,683
Decrease in contract liabilities as a result of recognising revenue during the year	(1,754,683)
Increase in contract liabilities as a result of receiving sales deposit/non-refundable consideration from contract customer during the year	5,569,004

Balance at December 31, 2019 and January 1, 2020	5,569,004
Decrease in contract liabilities as a result of recognising revenue during the year	(5,012,911)
Increase in contract liabilities as a result of receiving sales deposit/non-refundable consideration from contract customer during the year	6,498,493

Balance at December 31, 2020	7,054,586

Except for the amount of $2,357,074 (2019: $1,879,778) which is expected to be recognised as revenue within one year, the remaining amount will be recognised as revenue when the customers return the specimen samples, which may be after one year from the end of the reporting period.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

22	Lease liabilities

The following table shows the remaining contractual maturities of the group’s lease liabilities at the end of the current and previous reporting period:

	December 31,	December 31,	January 1,
	2020	2019	2019
	$	$	$
Within 1 year	865,283	555,746	478,025

After 1 year but within 2 years	543,036	504,578	501,641
After 2 years but within 5 years	261,538	270,649	730,628

	804,574	775,227	1,232,269

Total	1,669,857	1,330,973	1,710,294

23	Convertible securities

During the year ended December 31, 2020, the company issued United States dollar denominated convertible securities (the “Notes”) in the aggregate principal value of $12,500,000 with the maturity date on August 25, 2021 (the “Maturity Date”).

The Notes bear no interest except when the Notes are redeemable under the following circumstances, in such cases the Notes would bear a coupon rate of 2% per annum:

(1)	when there is no merger entered into on or before December 31, 2020 and certain revenue target is not achieved;

(2)	a merger is entered into but terminated by counterparty;

(3)	the noteholder’s failure to deliver merger conversion notice prior to the closing of the merger; or

(4)	the company fails to issue Series D preference shares or procure all the shareholders to enter into the Amended and Restated Shareholders’ Agreement on or prior to the Maturity Date.

At the option of the noteholder, the Notes can be converted into ordinary shares of a new holding company which is to be formed under a merger if the merger is closed prior to the Maturity Date. If no merger is closed prior to the Maturity Date or if any event of default occurs prior to the closing of any merger, the Notes will be converted into the company’s Series D preference shares at $4.5789 mandatorily on the Maturity Date if the Notes are not redeemed.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

23	Convertible securities (continued)

The Notes issued by the group contains embedded derivatives that should be separately accounted for but cannot be measured separately. At initial recognition, the Notes are measured at fair value. At the end of each reporting period, the fair value is remeasured and the gain or loss on remeasurement to fair value is recognised immediately in profit or loss.

Movement of the balance during the year is as follow:
	December 31,	December 31,
	2020	2019
	$	$
At January 1	-	-
Proceeds from issuance of convertible securities	12,499,363	-
Changes in fair value recognised in profit or loss during the year (note 4)	2,846,750	-
At December 31	15,346,113	-

Subsequent to the end of the reporting period, the Notes were restructured and converted into Series D Preferred Shares of Prenetics Group Limited as disclosed in note 31 to consolidated financial statements.

24	Capital and reserves

(a)	Components of the company’s capital and reserves

The opening and closing balances of each component of the group’s consolidated equity and a reconciliation between these amounts are set out in the consolidated statement of changes in equity. Details of the changes in the company’s individual components of equity between the beginning and the end of the year are set out below:

	Share capital	Capital reserve	Accumulated losses	Total
	$	$	$	$
Balance at January 1, 2019	45,691,346	9,229,747	(17,838,254)	37,082,839

Changes in equity for the year:

Loss and total comprehensive income for the year	-	-	(13,156,732)	(13,156,732)
Equity-settled share-based transactions	-	3,536,803	-	3,536,803

Balance at December 31, 2019 and January 1, 2020	45,691,346	12,766,550	(30,994,986)	27,462,910

Changes in equity for the year:

Loss and total comprehensive income for the year	-	-	(5,172,353)	(5,172,353)
Equity-settled share-based transactions	-	2,098,381	-	2,098,381
Shares issued upon conversion of Completion Note	7,549,258	-	-	7,549,258

Balance at December 31, 2020	53,240,604	14,864,931	(36,167,339)	31,938,196

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

24	Capital and reserves (continued)

(b)	Issued share capital

		2020		2019
	Note	No. of shares	$	No. of shares	$
Ordinary shares, issued and fully paid:

At the beginning of the year		12,891,569	7,800,575	12,891,569	7,800,575
Shares issued	(ii)	1,652,248	7,549,258	-	-

At the end of the year		14,543,817	15,349,833	12,891,569	7,800,575

Series A preference shares, issued and fully paid:

At the beginning and the end of the year		4,154,726	2,296,598	4,154,726	2,296,598

Series B preference shares, issued and fully paid:

At the beginning and the end of the year		5,338,405	5,554,173	5,338,405	5,554,173

Series C preference shares, issued and fully paid:

At the beginning and the end of the year		10,532,116	30,040,000	10,532,116	30,040,000

			53,240,604		45,691,346

Notes:

(i)	In accordance with section 135 of the Hong Kong Companies Ordinance, the shares of the company do not have par value.

The holders of ordinary shares (the “Ordinary Shareholders”) are entitled to receive dividends as declared from time to time and are entitled to one vote per share at meetings of the company. All ordinary shares rank equally with regard to the group’s residual assets.

The holders of Series A preference shares (the “Series A Shareholders”) are entitled to the same voting power of the ordinary shares on an as if converted basis and are entitled to a right to vote as a separate class on the special corporate matters. The Series A Shareholders are entitled to a 8% non-cumulative dividend per annum, in preference to any distribution to the Ordinary Shareholders but inferior to the holders of Series B preference shares (the “Series B Shareholders”). Upon liquidation, the Series A Shareholders shall be entitled to receive their investment amount prior to and in preference to payment to the Ordinary Shareholders but inferior to the entitlement by the Series B Shareholders.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

24	Capital and reserves (continued)

The Series B Shareholders are entitled to the same voting power of the ordinary shares on an as if converted basis and are entitled to a right to vote as a separate class on the special corporate matters. The Series B Shareholders are entitled to an 8% non-cumulative dividend per annum, in preference to any distribution to the Series A Shareholders and the Ordinary Shareholders. Upon liquidation, the Series B Shareholders shall be entitled to receive their investment amount prior to and in preference to payment to the Series A Shareholders and Ordinary Shareholders.

The Series C Shareholders are entitled to the same voting power of the ordinary shares on an as if converted basis and are entitled to a right to vote as a separate class on the special corporate matters. The Series C Shareholders are entitled to an 8% non-cumulative dividend per annum, in preference to any distribution to any other Shares. Upon liquidation, the Series C Shareholders shall be entitled to receive their investment amount prior to and in preference to payment to the Series B Preferred Shareholders, the Series A Preferred Shareholders and Ordinary Shareholders.

(ii)	On October 29, 2020, 1,652,248 ordinary shares valued at $7,549,258 (equivalent to HKD58,884,214) were issued upon the exercise of call options from the acquisition of Oxsed Limited (see note 30).

(c)	Nature and purpose of reserves

(i)	Capital reserve

The capital reserve represents restricted shares granted to shareholders but are subjected to certain restrictions (see note 25(b)) and portion of the grant date fair value of unexercised share options granted to employees of the company that has been recognised in accordance with the accounting policy adopted for share-based payments in note 1(n)(ii).

(ii)	Translation reserve

The exchange reserve comprises all foreign exchange differences arising from the translation of the financial statements of foreign operations. The reserve is dealt with in accordance with the accounting policies set out in note 1(r).

(iii)	Other reserve

In connection with the Acquisition (see note 30), the then shareholders of Oxsed exchanged GBP5,865,450 (equivalent to $7,549,258) into 1,652,248 ordinary shares. As at December 31, 2020, the remaining balance of the unconverted portion of the Completion Note was GBP4,134,550 (equivalent to $5,321,465), recognised in accordance with the accounting policy adopted for convertible securities that are classified as equity instrument in note 1(v)(i).

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

24	Capital and reserves (continued)

(d)	Capital management

The group’s primary objectives when managing capital are to safeguard the group’s ability to continue as a going concern, so that it can continue to provide returns for shareholders and benefits for other stakeholders, and to support the group’s stability and growth, by pricing products and services commensurately with the level of risk.

The group actively and regularly reviews and manages its capital structure to ensure optimal capital structure and shareholders return, taking into consideration the future of the company and capital efficiency, prevailing and projected profitability, projected operating cash flows, projected capital expenditures and projected strategic investment opportunities.

The group manages its capital structure and makes adjustments to it, in light of changes in economic conditions. To maintain or adjust the capital structure, the group may adjust the dividend payment to shareholders, return capital to shareholders or issue new shares. The group made no changes to its capital management objectives, policies or processes during the years ended December 31, 2020 and 2019.

Neither the company nor any of its subsidiaries are subject to externally imposed capital requirements.

25	Equity settled share-based transactions

As of December 31, 2020, the company has two share option schemes and one restricted share scheme which were approved in 2014 (“the 2014 Option Scheme”), 2016 (“the 2016 Option Scheme”) and 2017 (“the Restricted Share Scheme”), respectively whereby the directors of the company are authorised, at their discretion, to invite employees of the company, including directors, and third party personnel, to take up options to subscribe for ordinary shares of the company.

(a)	Share options

For options granted under the 2014 Option Scheme and the 2016 Option Scheme, the exercise price was $0.01 per ordinary share and are subject to the following vesting conditions:

-	2014 Option Scheme: Up to August 17, 2017, 33.33% annually over a three-year period from the date of grant. On August 18, 2017, the company changed the vesting conditions to 33.33% on the first anniversary, followed by 2.77% monthly over a twenty three month period and 2.96% on the third anniversary.

-	2016 Option Scheme: 33.33% on the first anniversary, followed by 2.77% monthly over a twenty three month period and 2.96% on the third anniversary.

Options granted under the 2014 Option Scheme and 2016 Option Scheme are exercisable within 7 years from the date of grant or longer if extended by the Board upon vesting and the occurrence of a liquidity event as defined in the option agreements.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

25	Equity settled share-based transactions (continued)

(i)	Details of the share options outstanding as at December 31, 2020 are as follows:

Number of instruments
Options granted to directors:
-2014 Option Scheme	3,323,880
-2016 Option Scheme	5,307,376

Options granted to employees:
-2014 Option Scheme	486,491
-2016 Option Scheme	824,903

Options granted to third parties:
-2014 Option Scheme	150,000
-2016 Option Scheme (note)	664,746
10,757,396

Note:	During the year ended December 31, 2020, the options granted to third parties include 86,128 options granted to a person in relation to his consultancy services provided to the group. All the options will be vested one year after the grant date on June 30, 2020 and were approved by the board of directors.

During the year ended December 31, 2019, the options granted to third parties include 415,134 options granted to G Force Capital Limited, the non-controlling shareholder of 前海皮樂迪科技(深圳) 有限公司, in relation to its consultancy services provided to the group. All the options vested immediately at the grant date which was approved by the board of directors on February 4, 2019.

(ii)	The number and weighted average exercise prices of share options are as follows:

	2020		2019
	Weighted average	Number	Weighted average	Number
	exercise price	of options	exercise price	of options
	$		$

Outstanding at the beginning of the year	0.01	10,527,131	0.01	10,006,730
Forfeited during the year	0.01	(18,708)	0.01	(40,459)
Cancelled during the year	0.01	(12,304)	-	-
Granted during the year	0.01	261,277	0.01	560,860

Outstanding at the end of the year	0.01	10,757,396	0.01	10,527,131

Exercisable at the end of the year	0.01	10,366,802	0.01	10,198,832

The options outstanding at December 31, 2020 had a weighted average exercise price of $0.01 (2019: $0.01), and a weighted average remaining contractual life of 4.7 years (2019: 4.6 years).

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

25	Equity settled share-based transactions (continued)

(iii)	Fair value of share options and assumptions

The fair value of services received in return for share options granted is measured by reference to the fair value of share options granted. The estimate of the fair value of the share options granted is measured based on Black-Scholes Model. The contractual life of the share option is used as an input into this model.

	2020	2019
Fair value of share options and key assumptions

Fair value at measurement date	$4.11 - $5.49	$3.06 - $3.33
Share price	$4.12 - $5.50	$3.07 - $3.34
Exercise price	$0.01	$0.01
Expected volatility	51.97% - 88.74%	42.23% - 43.76%
Expected option life	1.5 years - 2 years	2.5 years - 3 years
Expected dividends	0%	0%
Risk-free interest rate (based on 5-year HKSAR government bonds)	0.090% - 0.805%	1.365% - 1.627%
Likelihood of achieving a liquidity event	70%	70%

The expected volatility is based on the historic volatility (calculated based on the weighted average remaining life of the share options), adjusted for any expected changes to future volatility based on publicly available information. Expected dividends are based on historical dividends. Changes in the subjective input assumptions could materially affect the fair value estimate.

Share options were granted under a service condition. This condition has not been taken into account in the grant date fair value measurement of the services received. There were no market conditions associated with the share option grants.

(b)	Restricted Share Scheme

The company approved Restricted Share Scheme in 2017. Purposes and objectives of the Restricted Share Scheme are to recognise and motivate the contribution of employees and to incentivise them to further the operation and enhancing the value of the company and its shares for the benefit of the company and its shareholders as a whole.

Restricted shares granted were ordinary shares with a subscription price of $0.01 per share. These restricted shares are subject to the following restrictions:

-	Vesting conditions: 33.33% of the shares vest on the first anniversary, followed by 2.77% monthly over a twenty three month period and 2.96% on the third anniversary;

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

25	Equity settled share-based transactions (continued)

-	In spite of the vesting conditions stated above, the restricted shares cannot be sold until the earliest of (i) September 1, 2021; (ii) the first anniversary after the completion of an initial public offering and (iii) the occurrence of a liquidation event. A liquidation event has been defined in the share agreement as a trade sale of more than 50% of the company’s shares, a merger/consolidation or similar business combination of the company which results in change in control, or a sale of a majority part or substantially all of the company’s assets.

The following awarded restricted shares were outstanding for the year

	2020	2019

At January 1 and December 31	5,313,900	5,313,900

Fair value of the restricted shares granted to the selected employees on the dates of grants were $5,799,625 ($1.091 per share) (2019: $5,799,625 ($1.091 per share)). The company recognised employee share-based compensation benefits according to the restriction conditions.

As part of a corporate restructuring, both the 2014 Option Scheme and the Restricted Share Scheme were terminated on June 16, 2021. The two schemes were rolled up to a new ESOP scheme of Prenetics Group Limited (the “New ESOP Scheme”), which is approved to issue up to 4,052,627 new shares of Prenetics Group Limited.

26	Financial risk management and fair values of financial instruments

Exposure to credit, liquidity and currency risks arises in the normal course of the group’s business. The group’s exposure to these risks and the financial risk management policies and practices used by the group to manage these risks are described below.

(a)	Credit risk

Credit risk refers to the risk that a counterparty will default on its contractual obligations resulting in a financial loss to the group. The group’s credit risk is primarily attributable to trade receivables and cash and cash equivalents. The group’s credit risk arising from cash and cash equivalents is limited because the counterparties are banks and financial institutions with good credit rating for which the group considers to have low credit risk.

Trade receivables

The group’s exposure to credit risk is influenced mainly by the individual characteristics of each customer. At the end of the reporting year, 20% (2019: 38%) and 58% (2019: 77%) of the total trade receivables were due from the group’s largest customer and the five largest customers, respectively.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

26	Financial risk management and fair values of financial instruments (continued)

Individual credit evaluations are performed on all customers requiring credit over a certain amount. These take into account the customer’s past payment history, financial position and other factors. Trade receivables are due within 30 to 60 days from the billing date. Normally, the group does not obtain collateral from customers.

The group measures loss allowances for trade receivables at an amount equal to lifetime ECLs. The group allocates each individual customer to a credit risk grade based on a variety of data that is determined to be predictive of the risk of default and applying experienced credit judgement. Credit risk grades are defined using qualitative and quantitative factors that are indicative of risk of default. These factors vary depending on the nature of the exposure and the type of customer.

Each individual customer is allocated to a credit risk grade on initial recognition based on available information about the customer. Exposures are subject to ongoing monitoring, which may result in an exposure being moved to a different credit risk grade.

The group then calculates an expected loss rate for each credit risk grade with reference to the weighted-average loss rate for each external credit rating published by external rating agencies. These rates are adjusted to reflect differences between economic conditions during the period over which the historic data has been collected, current conditions and the group’s view of economic conditions over the expected lives of the receivables.

As at December 31, 2020, the overall expected loss rate was 1.79% (2019: 0.78%) which reflected the settlement experience on the trade receivables.

Movement in the loss allowance account in respect of trade receivable during the year is as follows:

	2020	2019
	$	$

Balance at January 1	22,490	-

Impairment losses recognised during the year	386,387	18,461
Exchange differences	2,182	4,029

Balance at December 31	411,059	22,490

Prenetics Limited Consolidated financial statements for the year ended December 31, 2020

26	Financial risk management and fair values of financial instruments (continued)

(b)	Liquidity risk

The group’s policy is to regularly monitor its liquidity requirements to ensure that it maintains sufficient reserves of cash to meet its liquidity requirements in the short and longer term.

The following table shows the remaining contractual maturities at the end of the reporting period of the group’s non-derivative financial liabilities and derivative financial liabilities, which are based on contractual undiscounted cash flows (including interest payments computed using contractual rates or, if floating, based on rates current at the end of the reporting period) and the earliest date the group can be required to pay:

	Contractual undiscounted cash outflow
			More than
		Between	2 years but
	Within 1 year	1 and 2	less than		Carrying
	or on demand	years	5 years	Total	amount
	$	$	$	$	$
As at December 31, 2020

Liabilities

Trade and other payables and deposit liabilities	22,366,436			22,366,436	22,366,436
Deferred consideration	1,358,189			1,358,189	1,304,588
Convertible securities	12,499,363			12,499,363	15,346,113
Lease liabilities	919,031	567,863	267,852	1,754,746	1,669,857
Amounts due to shareholders	181,936	-	-	181,936	181,936

Total liabilities	37,324,955	567,863	267,852	38,160,670	40,868,930

As at December 31, 2019

Liabilities

Trade and other payables and deposit liabilities	5,659,899			5,659,899	5,659,899
Lease liabilities	602,848	528,091	276,611	1,407,550	1,330,973
Amounts due to shareholders	22,127	31,012	124,320	177,459	177,459

Total liabilities	6,284,874	559,103	400,931	7,244,908	7,168,331

(c)	Currency risk

The company’s functional currency is Hong Kong dollars (“HKD”) and the company’s presentation currency is United States dollars (“USD”). The group is exposed to currency risk primarily through subsidiaries conducting their operations outside of Hong Kong with assets and liabilities denominated in other currencies, being primarily USD and Renminbi (“RMB”).

As the HKD is pegged to the USD, the group considers the risk of movements in exchange rates between the HKD and the USD to be insignificant.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

26	Financial risk management and fair values of financial instruments (continued)

(i)	Exposure to currency risk

The following table details the group’s exposure at the end of the reporting period to currency risk arising from recognised assets or liabilities denominated in a currency other than the functional currency of the entity to which they relate. For presentation purposes, the amounts of the exposure are shown in USD, translated using the spot rate at the year end date.

	2020
	USD	RMB
	$	$

Trade receivables	169	-
Other receivables	-	290
Amount due from a shareholder	192	-
Amount due from a joint venture	-	180,825
Cash and cash equivalents	3,503,003	1,450
Trade and other payables and deposit liabilities	(109,390)	(4,666,840)

Net exposure to currency risk	3,393,974	(4,484,275)

	2019
	USD	RMB
	$	$

Trade receivables	45	-
Other receivables	-	433
Amount due from a shareholder	192	-
Amount due from a joint venture	-	199,687
Cash and cash equivalents	516	53
Trade and other payables and deposit liabilities	(75,533)	(94,111)

Net exposure to currency risk	(74,780)	106,062

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

26	Financial risk management and fair values of financial instruments (continued)

(ii)	Sensitivity analysis

The following table indicates the instantaneous change in the group’s profit after tax (and retained profits) that would arise if foreign exchange rates to which the group has significant exposure at the end of the reporting period had changed at that date, assuming all other risk variables remained constant. In this respect, it is assumed that the pegged rate between the Hong Kong dollar and the United States dollar would be materially unaffected by any changes in movement in value of the United States dollar against other currencies.

	2020		2019
	Increase/ (decrease) in foreign exchange rates	Effect on profit after tax and retained profits $	Increase/ (decrease) in foreign exchange rates	Effect on profit after tax and retained profits $
USD	1%	27,206	1%	(606)
	(1)%	(27,206)	(1)%	606

RMB	1%	(37,444)	1%	886
	(1)%	37,444	(1)%	(886)

(d)	Fair value measurement

(i)	Financial liabilities measured at fair value

Fair value hierarchy

The following table presents the fair value of the group’s financial liabilities measured at the end of the reporting period on a recurring basis, categorised into the three-level fair value hierarchy as defined in IFRS 13, Fair value measurement. The level into which a fair value measurement is classified is determined with reference to the observability and significance of the inputs used in the valuation technique as follows:

-	Level 1 valuations:	Fair value measured using only Level 1 inputs i.e. unadjusted quoted prices in active markets for identical assets or liabilities at the measurement date

-	Level 2 valuations:	Fair value measured using Level 2 inputs i.e. observable inputs which fail to meet Level 1, and not using significant unobservable inputs. Unobservable inputs are inputs for which market data are not available

-	Level 3 valuations:	Fair value measured using significant unobservable inputs

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

26	Financial risk management and fair values of financial instruments (continued)

		Fair value measurements as at December 31, 2020 categorised into
	Fair value at December 31, 2020	Level 1	Level 2	Level 3
	$	$	$	$
Recurring fair value measurements

Liabilities:

Convertible securities	15,346,113	-	-	15,346,113

During the year ended December 31, 2020, there were no transfers between Level 1 and Level 2, or transfers into or out of Level 3. The group’s policy is to recognise transfers between levels of fair value hierarchy as at the end of the reporting period in which they occur.

Information about Level 3 fair value measurements

	Valuation techniques	Significant unobservable inputs

Convertible	Note	Expected volatility: 40.60%
securities		Discount rate: 19.09%

Note:	As at December 31, 2020, the fair value of the convertible securities was measured at fair value through profit or loss, and determined with reference to the enterprise value of the group.

The fair value measurement is positively correlated to the expected volatility and inversely correlated with the discount rate. As at December 31, 2020, it is estimated that with all other variables held constant, an increase/decrease in the expected volatility by 5% would have increased/decreased the group’s loss by $47,446 and $66,174 respectively, and an increase/decrease in the discount rate by 5% would have decreased/increased the group’s loss by $14,983 and $14,983 respectively.

The movement of convertible securities during the year is disclosed in note 23.

(ii)	Financial assets and liabilities carried at other than fair value

The carrying amounts of the group’s financial assets and liabilities carried at amortised cost are not materially different from their fair values as at December 31, 2020 and 2019.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

27	Accounting judgement and estimates

Sources of estimation uncertainty

In the application of the group’s accounting policies, which are described in note 1, management is required to make judgements, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and underlying assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.

The following are the key assumptions concerning the future, and other key sources of estimation uncertainty at the end of the reporting period, that may have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year.

(i)	Impairment of goodwill

Note 10 contains information about the assumptions and their risk factors relating to impairment of goodwill.

(ii)	Loss allowance on trade and other receivables

Note 1(t) and note 26(a) contain information about the policies and the assumptions and their risk factors relating to the loss allowance on trade and other receivables.

(iii)	Recognition of breakage revenue

Note 1(p) contains information about the policies and management’s considerations relating to recognition for revenue arising from customers’ unexercised rights (breakage).

(iv)	Fair value of convertible securities

The fair value of the convertible securities is determined based on the valuation performed by a independent valuer. Such valuation is subject to limitations of valuation model adopted and uncertainty in estimates used by management in the assumptions. Should the estimates and the relevant parameters of the valuation models be changed, there would be material changes in the fair value of the convertible securities.

(v)	Estimated useful lives on intangible assets

The group estimates the useful lives of intangible assets based on the periods over which the assets are expected to be available for use. The group reviews annually their estimated useful lives, based on factors that include asset utilisation, internal technical evaluation, technological changes, environmental and anticipated use of the assets tempered by related industry benchmark information. It is possible that future results of operation could be materially affected by changes in these estimates brought about by changes in factors mentioned. A reduction in the estimated useful lives of intangible assets would increase amortisation charges and decrease non-current assets.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

28            Company-level statement of financial position at December 31, 2020

		2020	2019
	Note	$	$
Non-current assets

Property, plant and equipment		3,082,559	1,765,460
Intangible assets		176,129	305,225
Investment in subsidiaries		10,551,191	10,551,191
Amount due from a subsidiary		7,972,386	-
Deferred tax assets		1,885,807	-
Other non-current assets		160,882	4,521,888

		23,828,954	17,143,764

Current assets

Inventories		682,905	529,146
Trade receivables		12,189,145	2,491,421
Deposits and prepayments		625,103	169,993
Other receivables		199,753	260,856
Amount due from subsidiaries		19,081,750	7,269,920
Cash and cash equivalents		9,651,347	10,010,287

		42,430,003	20,731,623

Current liabilities

Trade and other payables and deposit liabilities		8,334,135	4,391,508
Contract liabilities		6,087,619	4,643,296
Amounts due to shareholders		53,139	22,127
Lease liabilities		744,695	443,209
Convertible securities		15,346,113	-
Amount due to subsidiaries		529,164	293,097

		31,094,865	9,793,237

Net current assets		11,335,138	10,938,386

Total assets less current liabilities		35,164,092	28,082,150

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

28	Company-level statement of financial position at December 31, 2020 (continued)

		2020	2019
	Note	$	$
Non-current liabilities

Amounts due to shareholders		-	31,012
Lease liabilities		578,518	588,228
Derivative financial liability		2,647,378	-

		3,225,896	619,240

NET ASSETS		31,938,196	27,462,910

CAPITAL AND RESERVES	24(a)

Share capital		53,240,604	45,691,346
Reserves		(21,302,408)	(18,228,436)

TOTAL EQUITY		31,938,196	27,462,910

Approved and authorised for issue by the board of directors on            .

Yeung Danny Sheng Wu	Tzang Chi Hung, Lawrence
Director	Director

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

29	Material related party transactions

Apart from balances and transactions disclosed elsewhere in these consolidated financial statements, the group has also entered into the following material related party transactions under the normal course of the group’s business:

(a)	Transactions with key management personnel

All members of key management personnel are directors of the group, and their remuneration is disclosed as follows:

	2020	2019
	$	$
Directors’ fees	-	-
Salaries, allowances and benefits in kind	2,177,071	251,538
Bonuses	29,423	20,962
Equity-settled share-based payment expenses	1,394,022	1,637,743
Retirement scheme contributions	4,615	4,615

	3,605,131	1,914,858

(b)	Transactions with other related parties

	2020	2019
	$	$
Sales to a shareholder	16,950	393,342
Purchase from a joint venture	21,119	5,590

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

30	Acquisition of a subsidiary

On October 29, 2020, the company and Prenetics EMEA Limited, a wholly-owned subsidiary of the company, entered into a share purchase agreement with the then shareholders of Oxsed Limited (the “Acquisition”). The Acquisition’s consideration consists of:

(1)	cash consideration of GBP2,000,000 (equivalent to $2,574,145 as completion payment;

(2)	retention payment of GBP1,000,000 (equivalent to $1,287,072) payable on 29 October 2021;

(3)	exchange loan notes (“Completion Note”) with a principal amount of GBP10,000,000 (equivalent to $12,870,723), of which GBP5,865,450 (equivalent to $7,549,258) can be exchanged into 1,652,248 ordinary shares of the company immediately on 29 October 2020, and the remaining would be exchangeable into the company’s ordinary shares annually over a three-year period (see note 24(c)(iii)); and

(4)	an additional contingent consideration as the earn-out payment which is calculated based on 15% of the net sales amounts in respect of the upcoming three financial years starting from the completion date of the Acquisition and capped at GBP15,000,000 (equivalent to $19,306,085).

Such contingent consideration will be payable within a specified period as stated in the share purchase agreement after the end of each of the three financial years starting from the completion date of the Acquisition. The contingent consideration is charged to profit or loss in the accounting period in which they are incurred.

Upon the completion of the Acquisition, Oxsed Limited becomes an indirect wholly-owned subsidiary of the company.

The management has applied the simplified assessment to determine whether an acquired set of activities and assets is an asset rather than business acquisition. The Acquisition was accounted for as an acquisition of assets and liabilities because based on management’s assessment, substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset which represents a set of intellectual property rights for developing the real time reverse transcription loop-mediated isothermal amplification (RT-LAMP) technology. The RT-LAMP technology was used to develop a viral RNA molecular test or nucleic acid amplification test for Covid-19 that received CE mark from the European Commission and approval from the Medicines and Healthcare products Regulatory Agency (MHRA) in the United Kingdom.

As a result of this transaction, the group recognised the intellectual property rights as intangible assets totalling $17,619,789 which have estimated useful lives of 20 years. Such a transaction does not give rise to goodwill.

Prenetics Limited

Consolidated financial statements for the year ended December 31, 2020

31	Non-adjusting events after the reporting period

On February 8, 2021, the company issued US dollar denominated convertible securities in the aggregate principal value of $5,000,000 with the maturity date on February 8, 2022 (“Series D+ Notes”). The key terms of the Series D+ Notes were substantially the same as the Notes.

For the purposes of restructuring the shareholding structure of the company and facilitating fundraising activities, the company entered into a Share Exchange Agreement and Subscription Agreement with the existing shareholders of the company and Prenetics Group Limited on May 4, 2021. As part of the restructuring, the pre-existing shares of Prenetics Limited were exchanged to their corresponding classes of shares of Prenetics Group Limited, while the Notes and the Series D+ Notes were both converted into Series D Preferred Shares of Prenetics Group Limited. As a result of this corporate restructuring, the company has become an indirectly wholly owned subsidiary of Prenetics Group Limited from June 16, 2021. This transaction will be accounted at cost as it is considered a business combination under common control.

Also as part of this corporate restructuring, both the 2014 Option Scheme and the Restricted Share Scheme were terminated on June 16, 2021. The two schemes were rolled up to a new ESOP scheme of Prenetics Group Limited (the “New ESOP Scheme”). In addition, the New ESOP plan is approved to issue up to 4,052,627 new shares of Prenetics Group Limited.

32	Possible impact of amendments, new standards and interpretations issued but not yet effective for the year ended December 31, 2020

Up to the date of issue of these financial statements, the IASB has issued a number of amendments and a new standard, IFRS 17, Insurance contracts, which are not yet effective for the year ended December 31, 2020 and which have not been adopted in these financial statements.

Effective for accounting periods beginning on or after
Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16, Interest Rate Benchmark Reform — Phase 2	January 1, 2021

Amendments to IFRS 3, Reference to the Conceptual Framework	January 1, 2022

Amendments to IAS 16, Property, Plant and Equipment: Proceeds before Intended Use	January 1, 2022

Amendments to IAS 37, Onerous Contracts — Cost of Fulfilling a Contract	January 1, 2022

Annual Improvements to IFRSs 2018-2020 Cycle	January 1, 2022

Amendments to IAS 1, Classification of Liabilities as Current or Non-current	January 1, 2023

The group is in the process of making an assessment of what the impact of these new and amended standards and interpretations would be in the period of initial application. So far it has concluded that the adoption of them is unlikely to have a significant impact on the consolidated financial position.

Prenetics Limited

Interim Financial
Report for the three months ended
March 31, 2021

Please note that the interim financial report

is subject to change based on an ongoing

external audit.

Prenetics Limited

Interim financial report for the three months ended March 31, 2021

Consolidated statement of profit or loss and other comprehensive income for the three months ended March 31, 2021 - unaudited

(Expressed in United States dollars unless otherwise indicated)

		For the three months ended
	Note	March 31, 2021	March 31, 2020
		$	$
Revenue	3	57,454,154	4,060,970

Direct costs		(35,519,012)	(2,464,974)

Gross profit		21,935,142	1,595,996

Other income and other net income/(loss)	4	(6,715,051)	(267,555)
Selling and distribution expenses		(2,354,496)	(1,507,161)
Research and development expenses		(1,468,679)	(499,475)
Administrative and other operating expenses		(7,661,198)	(2,945,782)

Profit/(loss) from operations		3,735,718	(3,623,977)

Finance costs	5(a)	(35,087)	(9,840)
Share of loss of a joint venture		(120,873)	(125,568)

Profit/(loss) before taxation	5	3,579,758	(3,759,385)

Income tax (expense)/credit	6	(1,840,688)	3,162,958

Profit/(loss) for the period		1,739,070	(596,427)

Attributable to:

Equity shareholders of the company		1,741,515	(593,977)
Non-controlling interests		(2,445)	(2,450)

Profit/(loss) for the period		1,739,070	(596,427)

Profit/(loss) per share	7
- Basic		0.12	(0.05)
- Diluted		0.04	(0.05)

The notes on pages 9 to 22 form part of this interim financial report.

Prenetics Limited

Interim financial report for the three months ended March 31, 2021

Consolidated statement of profit or loss and other comprehensive income for the three months ended March 31, 2021 - unaudited (continued)

(Expressed in United States dollars unless otherwise indicated)

	For the three months ended
	March 31, 2021	March 31, 2020
	$	$
Profit/(loss) for the period	1,739,070	(596,427)

Other comprehensive income for the period

Item that may be reclassified subsequently to profit or loss:

Exchange differences on translation of:

- financial statements of subsidiaries and joint venture outside Hong Kong	(3,275)	(177,533)

Total comprehensive income for the period	1,735,795	(773,960)

Attributable to:

Equity shareholders of the company	1,738,240	(771,510)
Non-controlling interests	(2,445)	(2,450)

Total comprehensive income for the period	1,735,795	(773,960)

The notes on pages 9 to 22 form part of this interim financial report.

Prenetics Limited

Interim financial report for the three months ended March 31, 2021

Consolidated statement of financial position at March 31, 2021 - unaudited

(Expressed in United States dollars unless otherwise indicated)

		March 31, 2021	December 31, 2020
			(audited)
	Note	$	$
Non-current assets

Property, plant and equipment	8	5,856,044	4,693,318
Intangible assets	9	24,790,043	24,095,500
Goodwill		4,043,618	3,993,007
Interest in joint venture		-	-
Deferred tax assets		108,172	1,951,154
Other non-current assets		402,126	193,582

		35,200,003	34,926,561

Current assets

Inventories		5,669,360	4,497,577
Trade receivables	10	47,253,582	22,990,727
Deposits and prepayments	10	2,446,208	892,790
Other receivables	10	661,710	794,482
Amount due from a shareholder		107,010	106,179
Amount due from a joint venture		126,844	180,825
Tax recoverable		6,257	4,290
Cash and cash equivalents		9,417,915	14,489,880

		65,688,886	43,956,750

Current liabilities

Trade and other payables and deposit liabilities	11	30,760,704	22,366,436
Deferred consideration		1,337,340	1,304,588
Amounts due to shareholders		183,569	181,936
Contract liabilities		6,441,096	7,054,586
Lease liabilities		867,343	865,283
Convertible securities	12	27,592,923	15,346,113
Tax payable		3,192	1,410

		67,186,167	47,120,352

Net current liabilities		(1,497,281)	(3,163,602)

Total assets less current liabilities		33,702,722	31,762,959

Prenetics Limited

Interim financial report for the three months ended March 31, 2021

Consolidated statement of financial position at March 31, 2021 - unaudited (continued)

(Expressed in United States dollars unless otherwise indicated)

		March 31, 2021	December 31, 2020
			(audited)
	Note	$	$
Non-current liability

Lease liabilities		586,341	804,574

NET ASSETS		33,116,381	30,958,385

CAPITAL AND RESERVES

Share capital	13	53,240,604	53,240,604
Reserves		(20,044,372)	(22,204,813)

Total equity attributable to equity shareholders of the company		33,196,232	31,035,791
Non-controlling interests		(79,851)	(77,406)

TOTAL EQUITY		33,116,381	30,958,385

Approved and authorised for issue by the board of directors on

Yeung Danny Sheng Wu	Tzang Chi Hung, Lawrence
Director	Director

The notes on pages 9 to 22 form part of this interim financial report.

Prenetics Limited

Interim financial report for the three months ended March 31, 2021

Consolidated statement of changes in equity for the three months ended March 31, 2021 - unaudited

(Expressed in United States dollars unless otherwise indicated)

		Attributable to equity shareholders of the company
		Share capital	Translation reserve	Other reserve	Capital reserve	Accumulated losses	Sub-total	Non-controlling interests	Total
	Note	$	$	$	$	$	$	$	$
Balance at January 1, 2020		45,691,346	(813,749)	-	12,766,550	(40,738,231)	16,905,916	(53,210)	16,852,706

Changes in equity for the period:

Loss for the period		-	-	-	-	(593,977)	(593,977)	(2,450)	(596,427)
Other comprehensive income		-	(177,533)	-	-	-	(177,533)	-	(177,533)

Total comprehensive income		-	(177,533)	-	-	(593,977)	(771,510)	(2,450)	(773,960)

Equity-settled share-based transactions		-	-	-	503,031	-	503,031	-	503,031

Balance at March 31, 2020 and April 1, 2020		45,691,346	(991,282)	-	13,269,581	(41,332,208)	16,637,437	(55,660)	16,581,777

Changes in equity for the period:

Loss for the period		-	-	-	-	(1,826,624)	(1,826,624)	(21,746)	(1,848,370)
Other comprehensive income		-	1,758,905	-	-	-	1,758,905	-	1,758,905

Total comprehensive income		-	1,758,905	-	-	(1,826,624)	(67,719)	(21,746)	(89,465)

Equity-settled share-based transactions		-	-	-	1,595,350	-	1,595,350	-	1,595,350
Issuance of exchange loan notes		-	-	12,870,723	-	-	12,870,723	-	12,870,723
Shares issued upon conversion of exchange loan notes	13	7,549,258	-	(7,549,258)	-	-	-	-	-

Balance at December 31, 2020 and January 1, 2021		53,240,604	767,623	5,321,465	14,864,931	(43,158,832)	31,035,791	(77,406)	30,958,385

Changes in equity for the period:

Profit for the period		-	-	-	-	1,741,515	1,741,515	(2,445)	1,739,070
Other comprehensive income		-	(3,275)	-	-	-	(3,275)	-	(3,275)

Total comprehensive income		-	(3,275)	-	-	1,741,515	1,738,240	(2,445)	1,735,795

Equity-settled share-based transactions		-	-	-	422,201	-	422,201	-	422,201

Balance at March 31, 2021		53,240,604	764,348	5,321,465	15,287,132	(41,417,317)	33,196,232	(79,851)	33,116,381

The notes on pages 9 to 22 form part of this interim financial report.

Prenetics Limited

Interim financial report for the three months ended March 31, 2021

Condensed consolidated cash flow statement for the three months ended March 31, 2021 - unaudited

(Expressed in United States dollars unless otherwise indicated)

	For the three months ended
	March 31, 2021	March 31, 2020
	$	$
Operating activities

Cash used in operations	(7,199,059)	(1,571,614)

Income tax paid	(281)	(94,733)

Net cash used in operating activities	(7,199,340)	(1,666,347)

Investing activities

Payment for purchase of property, plant and equipment	(1,809,154)	(8,488)
Proceeds from disposal of property, plant and equipment	43,627	-
Payment for purchase of intangible assets	(894,156)	(445)
Increase in amount due from a shareholder	(831)	(5,157)
Interest received	977	4,615

Net cash used in investing activities	(2,659,537)	(9,475)

Prenetics Limited

Interim financial report for the three months ended March 31, 2021

Condensed consolidated cash flow statement for the three months ended March 31, 2021 - unaudited (continued)

(Expressed in United States dollars unless otherwise indicated)

	For the three months ended
	March 31, 2021	March 31, 2020
	$	$
Financing activities

Capital element of lease rentals paid	(230,321)	(191,811)
Interest element of lease rentals paid	(12,954)	(9,680)
Interest paid	(15)	(160)
Proceeds from issuance of convertible securities	4,980,718	-
Increase/(decrease) in amounts due to shareholders	1,633	(6,955)

Net cash generated from/(used in) financing activities	4,739,061	(208,606)

Net decrease in cash and cash equivalents	(5,119,816)	(1,884,428)

Cash and cash equivalents at the beginning of the period	14,489,880	11,521,505

Effect of foreign exchange rate changes	47,851	226,977

Cash and cash equivalents at the end of the period	9,417,915	9,864,054

The notes on pages 9 to 22 form part of this interim financial report.

Prenetics Limited

Interim financial report for the three months ended March 31, 2021

Notes to the consolidated financial statements

(Expressed in United States dollars unless otherwise indicated)

1	Significant accounting policies

(a)	Basis of preparation of the consolidated financial statements

This interim financial report has been prepared in accordance with International Accounting Standard (“IAS”) 34, Interim financial reporting, issued by the International Accounting Standards Board (“IASB”).

The interim financial report has been prepared in accordance with the same accounting policies adopted in the 2020 annual financial statements, except for the accounting policy changes that are expected to be reflected in the 2021 annual financial statements. Details of any changes in accounting policies are set out in note 1(b).

The preparation of an interim financial report in conformity with IAS 34 requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets and liabilities, income and expenses on a year to date basis. Actual results may differ from these estimates.

This interim financial report contains condensed consolidated financial statements and selected explanatory notes. The notes include an explanation of events and transactions that are significant to an understanding of the changes in financial position and performance of the group since the 2020 annual financial statements. The condensed consolidated interim financial statements and notes thereon do not include all of the information required for a full set of financial statements prepared in accordance with International Financial Reporting Standards (“IFRSs”).

As at March 31, 2021, the group’s current liabilities exceeded its current assets by $1,497,281. Despite this, the group generated net income of $1,739,090 during the period and in June 2021, the company completed its Series E fundraising and raised $25,939,990 by issuing preference shares (note 15) which provided additional funding for the operation.

Management and the directors are of the view that the group has and will continue to have sufficient financial resources to meet its liabilities as and when they fall due and to enable the group to continue operations for the foreseeable future. Consequently, the directors have prepared the consolidated financial statements on a going concern basis.

Prenetics Limited

Interim financial report for the three months ended March 31, 2021

1	Significant accounting policies (continued)

(b)	Changes in accounting policies

The group has applied the following amendments to IFRSs issued by the IASB to this interim financial report for the current accounting period:

•	Amendment to IFRS 16, Covid-19-Related Rent Concessions

•	Amendment to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16, Interest rate benchmark reform – phase 2

None of these amendments have had a material effect on how the group’s results and financial position for the current or prior periods have been prepared or presented in this interim financial report. The group has not applied any new standard or interpretation that is not yet effective for the current accounting period.

2	Segment information

The group manages its businesses by divisions, which are organised by a mixture of both business lines (products and services) and geographical locations. The group has identified the following two reportable segments in a manner consistent with the way in which information is reported internally to the group’s chief operating decision maker (“CODM”) for the purposes of resource allocation and performance assessment.

The group's operating and reportable segments are as follows:

1.	Prevention being the design and sale of genetics testing and stool-based DNA tests for early colorectal cancer screening

2.	Diagnostic being the sale of COVID-19 testing services which was established in 2020

Information regarding the results of each reportable segment is included below. Performance is measured based on segment gross profit, as included in the internal management reports that are reviewed by the CODM. The CODM does not evaluate operating segments using asset information.

	Prevention	Diagnostics	Unallocated	Total
	$	$	$	$
For the three months ended March 31, 2021

Revenue	3,902,531	53,551,623	-	57,454,154
Gross profit	[ ]	[ ]	[ ]	21,935,142

For the three months ended March 31, 2020

Revenue	4,060,970	-	-	4,060,970
Gross profit	[ ]	[ ]	[ ]	1,595,996

Prenetics Limited
Interim financial report for the three months ended March 31, 2021

2	Segment information (continued)

The following table presents a summary of revenue by region based on the location of domiciliation and the amounts of non-current assets based on the location of the asset. The group geographically categorises a sale based on the region in which the entity is domiciled in.

Revenue by regions were as follows:

	For the three months ended
	March 31, 2021	March 31, 2020
	$	$
Hong Kong	28,970,260	3,307,106
United Kingdom	28,483,894	753,864

Total revenue	57,454,154	4,060,970

Non-current assets (excluding interest in joint venture and deferred tax assets) by regions were as follows:

	March 31, 2021	December 31, 2020
	$	$
Hong Kong	5,137,969	3,419,570
United Kingdom	29,909,134	29,510,377
Rest of the world	44,728	45,460

Total non-current assets	35,091,831	32,975,407

Prenetics Limited

Interim financial report for the three months ended March 31, 2021

3	Revenue

The principal activities of the group are provision of preventive and diagnostic health testing.

Revenue represents the sales value of services rendered for customers in accordance with IFRS 15, Revenue from contracts with customers, which is recognised at point in time.

Revenue expected to be recognised in the future arising from contracts with customers in existence at the report date

As at March 31, 2021, the amount of service fee income allocated to the remaining performance obligations under the group’s existing contracts is $6,441,096 (December 31, 2020: $7,054,586). The group will recognise the expected revenue in the future when the customers return the specimen samples, which may be after one year from the end of the reporting period. Such amount does not include any variable consideration.

4	Other income and other net income/(loss)

	For the three months ended
	March 31, 2021	March 31, 2020
	$	$
Government subsidies	7,932	4,000
Bank interest income	977	4,615
Net exchange gains/(losses)	396,358	(276,505)
Fair value loss on convertible securities (note 12)	(7,266,092)	-
Provision for impairment of interest in joint venture	120,873	-
Sundry income	24,901	335

	(6,715,051)	(267,555)

Prenetics Limited

Interim financial report for the three months ended March 31, 2021

5	Profit/(loss) before taxation

Profit/(loss) before taxation is arrived at after charging:

	For the three months ended
	March 31, 2021	March 31, 2020
	$	$
(a) Finance costs

Interest expense on lease liabilities	12,954	9,680
Imputed interest on deferred consideration	22,118	-
Other interest expense	15	160

	35,087	9,840
(b) Staff costs

Salaries, wages and other benefits	13,325,398	1,829,581
Contributions to defined contribution retirement plan	107,780	42,471
Equity-settled share-based payment expense	269,023	486,197

	13,702,201	2,358,249
(c) Other items

Cost of inventories	10,147,539	1,812,739
Depreciation charge
- owned property, plant and equipment	421,972	125,240
- right-of-use assets	205,928	104,933
Amortisation of intangible assets	499,925	254,481
Auditor’s remuneration	135,070	98,095
Miscellaneous laboratory charges	86	194

Research and development expenses of $864,101 and $12,263 (for the three months ended March 31, 2020: $478,782 and $13,321) relating to staff costs and depreciation charges which are included in the respective total amounts disclosed separately above.

Prenetics Limited

Interim financial report for the three months ended March 31, 2021

6	Income tax

Taxation in the consolidated statement of profit or loss represents:

	For the three months ended
	March 31, 2021	March 31, 2020
	$	$
Current tax - Overseas

Provision for the year	96	10,410

Deferred tax

Origination and reversal of temporary differences	1,840,592	(3,173,368)

	1,840,688	(3,162,958)

Notes:

(i)	No provision has been made for Hong Kong Profits Tax as the company had utilised previously recognised tax losses to set-off against taxable income or has sustained losses for taxation purposes for the three months ended March 31, 2021 and 2020.

(ii)	Pursuant to the income tax rules and regulations of the United Kingdom, the applicable tax rate is 19% (for the three months ended March 31, 2020: 19%). No provision has been made as these subsidiaries had unutilised tax loss to set-off against taxable income or has sustained losses for taxation purposes for the three months ended March 31, 2021 and 2020.

(iii)	The applicable Enterprise Income Tax of the subsidiaries established in the People’s Republic of China (“PRC”) is calculated at 25% (for the three months ended March 31, 2020: 25%) of the estimated taxable profits for the period. No provision has been made as these subsidiaries sustained a loss for taxation purposes for the three months ended March 31, 2021 and 2020.

(iv)	Pursuant to the income tax rules and regulations of India, the applicable corporate tax is calculated at 25.17% (for the three months ended March 31, 2020: 25.17%) of the estimated taxable profits.

(v)	Pursuant to the income tax rules and regulations of Singapore, the applicable tax rate is calculated at 17% (for the three months ended March 31, 2020: 17%) of the estimated taxable profits. No provision has been made as the subsidiary had unutilised tax loss to set-off against taxable income or has sustained losses for taxation purposes for the three months ended March 31, 2021 and 2020.

(vi)	Taxation for other overseas subsidiaries and branch is charged at the appropriate current rates of taxation ruling in the relevant countries.

Prenetics Limited

Interim financial report for the three months ended March 31, 2021

7	Profit/(loss) per share

The calculation of the basic and diluted earnings per share attributable to the owners of the company is based on the following data:

	For the three months ended
	March 31, 2021	March 31, 2020
	$	$
Earnings

Earnings for the purposes of basic and diluted earnings per share:
Profit/(loss) for the period attributable to equity shareholders of the company	1,741,515	(593,977)

Number of shares
Weighted average number of ordinary shares for the purpose of basic earnings per share	14,543,817	12,891,569
Effect of deemed issued of shares under the company’s share option schemes	10,415,034	-

Effect of dilutive preference shares (note)	20,025,247	-
Effect of dilutive convertible securities (note)	3,487,205	-
Effect of dilutive exchangeable notes	1,164,648	-

Weighted average number of ordinary shares for the purpose of diluted earnings per share	49,635,951	12,891,569

Note:	According to the Preferred Shares Subscription Agreement and the Convertible Note Subscription Agreement, all of the company’s preference shares and convertible securities will be converted into ordinary shares of Prenetics Group Limited upon the occurrence of an amalgamation of the group with another company.

At March 31, 2021, no shares (March 31, 2020: 10,172,735 share options and 20,025,247 preference shares) were excluded from the diluted weighted-average number of ordinary shares calculation because their effect would have been anti-dilutive.

8	Property, plant and equipment

During the three months ended March 31, 2021, the group acquired items of property, plant and equipment with a cost of $1,809,154 (for the three months ended March 31, 2020: $8,488). Items of plant and machinery with a net book value of $43,590 were disposed of during the three months ended March 31, 2021 (for the three months ended March 31, 2020: $387), resulting in a gain on disposal of $37 (for the three months ended March 31, 2020: $nil) and loss on disposal of $nil (for the three months ended March 31, 2020: $387).

Prenetics Limited

Interim financial report for the three months ended March 31, 2021

9	Intangible assets

During the three months ended March 31, 2021, the group capitalised product development cost of $894,156 related to a new home-use diagnostic product. During the three months ended March 31, 2020, the group acquired trademark and technology of $445. There were no disposals during the three months ended March 31, 2021 and 2020.

10	Trade and other receivables

	March 31, 2021	December 31, 2020
	$	$
Trade receivables, net of loss allowance	47,253,582	22,990,727
Deposit and prepayments	2,446,208	892,790
Other receivables	661,710	794,482
	50,361,500	24,677,999

All of the trade and other receivables are expected to be recovered or recognised as expense within one year. Trade receivables are due within 30 to 60 days from the date of billing.

11	Trade and other payables and deposit liabilities

	March 31, 2021	December 31, 2020
	$	$
Trade payables	19,708,515	13,436,941
Other payables and accruals	9,737,762	7,713,734
Deposit liabilities	1,314,427	1,215,761
	30,760,704	22,366,436

All of the trade and other payables are expected to be settled within one year or repayable on demand.

Prenetics Limited

Interim financial report for the three months ended March 31, 2021

12	Convertible securities

As at March 31, 2021, the company issued United States dollar denominated convertible securities in the aggregate principal value of $12,500,000 (“Note 1”) and $5,000,000 (“Note 2”) (collectively the “Notes”). Note 1 was issued on June 26, 2020 with the maturity date on August 25, 2021 and Note 2 was issued on February 8, 2021 with the maturity date on February 8, 2022.

Note 1 bears no interest except when it is redeemable under the following circumstances, in such cases it would bear a coupon rate of 2% per annum:

(1)	when there is no merger entered into on or before December 31, 2020 and certain revenue target is not achieved;

(2)	a merger is entered into but terminated by counterparty;

(3)	the noteholder’s failure to deliver merger conversion notice prior to the closing of the merger; or

(4)	the company fails to issue Series D preference shares or procure all the shareholders to enter into the Amended and Restated Shareholders’ Agreement on or prior to its maturity date.

Note 2 bears no interest except when it is redeemable under the circumstance that the company fails to issue Series D preference shares or procure all the shareholders to enter into the Amended and Restated Shareholders’ Agreement on or prior to its maturity date, in such cases it would bear a coupon rate of 2% per annum.

At the option of the noteholder, the Notes can be converted into ordinary shares of a new holding company which is to be formed under a merger if the merger is closed prior to the maturity dates. If no merger is closed prior to the maturity dates or if any event of default occurs prior to the closing of any merger, Note 1 and Note 2 will be converted respectively into the company’s Series D preference shares at $4.5789 and $6.6023 mandatorily on the maturity dates if the Notes are not redeemed.

The Notes issued by the group contains embedded derivatives that should be separately accounted for but cannot be measured separately. At initial recognition, the Notes are measured at fair value. At the end of each reporting period, the fair value is remeasured and the gain or loss on remeasurement to fair value is recognised immediately in profit or loss.

Movement of the balance during the period/year is as follow:

	2021	2020
	$	$
At January 1	15,346,113	-
Proceeds from issuance of convertible securities	4,980,718	12,499,363
Changes in fair value recognised in profit or loss during the period/year (note 4)	7,266,092	2,846,750

At March 31/December 31	27,592,923	15,346,113

Prenetics Limited

Interim financial report for the three months ended March 31, 2021

12	Convertible securities (continued)

Subsequent to the end of the reporting period, the Notes were restructured and converted into Series D Preferred Shares of Prenetics Group Limited as disclosed in note 15 to the interim financial report.

13	Share capital

Issued share capital

		March 31, 2021		December 31, 2020
	Note	No. of shares	$	No. of shares	$
Ordinary shares, issued and fully paid:

At the beginning of the period/year		14,543,817	15,349,833	12,891,569	7,800,575
Shares issued	(ii)	-	-	1,652,248	7,549,258
At the end of the period/year		14,543,817	15,349,833	14,543,817	15,349,833

Series A preference shares, issued and fully paid:

At the beginning and the end of the period/year		4,154,726	2,296,598	4,154,726	2,296,598

Series B preference shares, issued and fully paid:

At the beginning and the end of the period/year		5,338,405	5,554,173	5,338,405	5,554,173

Series C preference shares, issued and fully paid:

At the beginning and the end of the period/year		10,532,116	30,040,000	10,532,116	30,040,000

Total share capital			53,240,604		53,240,604

Notes:

(i)	In accordance with section 135 of the Hong Kong Companies Ordinance, the shares of the company do not have par value.

The holders of ordinary shares (the “Ordinary Shareholders”) are entitled to receive dividends as declared from time to time and are entitled to one vote per share at meetings of the company. All ordinary shares rank equally with regard to the group’s residual assets.

The holders of Series A preference shares (the “Series A Shareholders”) are entitled to the same voting power of the ordinary shares on an as if converted basis and are entitled to a right to vote as a separate class on the special corporate matters. The Series A Shareholders are entitled to a 8% non-cumulative dividend per annum, in preference to any distribution to the Ordinary Shareholders but inferior to the holders of Series B preference shares (the “Series B Shareholders”). Upon liquidation, the Series A Shareholders shall be entitled to receive their investment amount prior to and in preference to payment to the Ordinary Shareholders but inferior to the entitlement by the Series B Shareholders.

Prenetics Limited

Interim financial report for the three months ended March 31, 2021

13	Share capital (continued)

The Series B Shareholders are entitled to the same voting power of the ordinary shares on an as if converted basis and are entitled to a right to vote as a separate class on the special corporate matters. The Series B Shareholders are entitled to an 8% non-cumulative dividend per annum, in preference to any distribution to the Series A Shareholders and the Ordinary Shareholders. Upon liquidation, the Series B Shareholders shall be entitled to receive their investment amount prior to and in preference to payment to the Series A Shareholders and Ordinary Shareholders.

The Series C Shareholders are entitled to the same voting power of the ordinary shares on an as if converted basis and are entitled to a right to vote as a separate class on the special corporate matters. The Series C Shareholders are entitled to an 8% non-cumulative dividend per annum, in preference to any distribution to any other Shares. Upon liquidation, the Series C Shareholders shall be entitled to receive their investment amount prior to and in preference to payment to the Series B Preferred Shareholders, the Series A Preferred Shareholders and Ordinary Shareholders.

(ii)	On October 29, 2020, 1,652,248 ordinary shares valued at $7,549,258 (equivalent to HKD58,884,214) were issued upon the exercise of call options from the acquisition of Oxsed Limited.

14	Fair values of financial instruments

(a)	Financial liabilities measured at fair value

(i)	Fair value hierarchy

The following table presents the fair value of the group’s financial liabilities measured at the end of the reporting period on a recurring basis, categorised into the three-level fair value hierarchy as defined in IFRS 13, Fair value measurement. The level into which a fair value measurement is classified is determined with reference to the observability and significance of the inputs used in the valuation technique as follows:

-	Level 1 valuations:	Fair value measured using only Level 1 inputs i.e. unadjusted quoted prices in active markets for identical assets or liabilities at the measurement date

-	Level 2 valuations:	Fair value measured using Level 2 inputs i.e. observable inputs which fail to meet Level 1, and not using significant unobservable inputs. Unobservable inputs are inputs for which market data are not available

-	Level 3 valuations:	Fair value measured using significant unobservable inputs

Prenetics Limited

Interim financial report for the three months ended March 31, 2021

14	Fair values of financial instruments (continued)

		Fair value measurements as at March 31, 2021 categorised into
	Fair value at March 31, 2021	Level 1	Level 2	Level 3
	$	$	$	$
Recurring fair value measurements

Liabilities:

Convertible securities	27,592,923	-	-	27,592,923

		Fair value measurements as at December 31, 2020 categorised into
	Fair value at December 31, 2020	Level 1	Level 2	Level 3
	$	$	$	$
Recurring fair value measurements

Liabilities:

Convertible securities	15,346,113	-	-	15,346,113

During the three months ended March 31, 2021, there were no transfers between Level 1 and Level 2, or transfers into or out of Level 3. The group’s policy is to recognise transfers between levels of fair value hierarchy as at the end of the reporting period in which they occur.

(ii)	Information about Level 3 fair value measurements

	Valuation techniques	Significant unobservable inputs
Convertible securities	Note	Expected volatility: 45.48% - 46.59% Discount rate: 16.24% - 16.28%

Note:	As at March 31, 2021, the fair value of the convertible securities was measured at fair value through profit or loss, and determined with reference to the enterprise value of the group.

The fair value measurement is positively correlated to the expected volatility and inversely correlated with the discount rate. As at March 31, 2021, it is estimated that with all other variables held constant, an increase/decrease in the expected volatility by 5% would have decreased/increased the group’s profit by $24,723 and $25,277 respectively, and an increase/decrease in the discount rate by 5% would have increased/decreased the group’s profit by $7,027 and $7,223 respectively.

Prenetics Limited

Interim financial report for the three months ended March 31, 2021

14	Fair values of financial instruments (continued)

The movement of convertible securities during the period/year is disclosed in note 12.

(ii)	Financial assets and liabilities carried at other than fair value

The carrying amounts of the group’s financial assets and liabilities carried at amortised cost are not materially different from their fair values as at March 31, 2021 and December 31, 2020.

15	Material related party transactions

Apart from balances and transactions disclosed elsewhere in these consolidated financial statements, the group has also entered into the following material related party transactions under the normal course of the group’s business:

(a)	Transactions with key management personnel

All members of key management personnel are directors of the group, and their remuneration is disclosed as follows:

	For the three months ended
	March 31, 2021	March 31, 2020
	$	$
Directors’ fees	-	-
Salaries, allowances and benefits in kind	378,463	59,987
Bonuses	5,944	5,169
Equity-settled share-based payment expenses	191,038	406,609
Retirement scheme contributions	1,154	1,154
	576,599	472,919

(b)	Transactions with other related parties

	For the three months ended
	March 31, 2021	March 31, 2020
	$	$
Sales to a shareholder	-	363
Purchase from a joint venture	53,981	-
Services provide by a company with control from a director	20,978	-

Prenetics Limited

Interim financial report for the three months ended March 31, 2021

15	Non-adjusting events after the reporting period

For the purposes of restructuring the shareholding structure of the company and facilitating fundraising activities, the company entered into a Share Exchange Agreement and Subscription Agreement with the existing shareholders of the company and Prenetics Group Limited on May 4, 2021. As part of the restructuring, the pre-existing shares of Prenetics Limited were exchanged to their corresponding classes of shares of Prenetics Group Limited, while the Notes and the Series D+ Notes were both converted into Series D Preferred Shares of Prenetics Group Limited. As a result of this corporate restructuring, the company has become an indirectly wholly owned subsidiary of Prenetics Group Limited from June 16, 2021. This transaction will be accounted for at cost as it is considered as a business combination under common control.

Also as part of this corporate restructuring, both the 2014 Option Scheme and the Restricted Share Scheme were terminated on June 16, 2021. The two schemes were rolled up to a new ESOP scheme of Prenetics Group Limited (the “New ESOP Scheme”). In addition, the New ESOP plan is approved to issue up to 4,052,627 new shares of Prenetics Group Limited.